FOURTH AMENDMENT

TO AMENDED AND RESTATED

LOAN FACILITY AGREEMENT AND GUARANTY

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN FACILITY AGREEMENT AND GUARANTY dated as of May 21, 2008 (the “Agreement”) is entered into among Ruby Tuesday, Inc., a Georgia corporation (the “Sponsor”), the Guarantors, the Participants party hereto and Bank of America, N.A., as servicer and agent for the Participants (in such capacity, the “Servicer”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Facility Agreement (as defined below).

RECITALS

WHEREAS, the Sponsor, the Participants and the Servicer entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004 (as amended or modified from time to time, the “Loan Facility Agreement”);

WHEREAS, the Sponsor has requested that the Participants amend the Loan Facility Agreement as set forth below subject to the terms and conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. The Loan Facility Agreement is hereby amended as follows:

(a)        Section 1.1 of the Loan Facility Agreement is hereby amended by adding the following defined terms in proper alphabetical order:

“Authoritative Guidance” shall have the meaning set forth in Section 6.1(h).

“Collateral Agent” shall mean Bank of America in its capacity as collateral agent under any of the Collateral Documents and the Intercreditor Agreement or any successor collateral agent.

“Collateral Documents” shall mean a collective reference to the Pledge Agreement and such other security documents as may be executed and delivered by the Credit Parties pursuant to the terms of Section 6.10A.

“Consolidated Entities” shall have the meaning set forth in Section 6.1(h).

“Consolidated Working Capital” shall mean, at any time, the excess of (i) current assets (excluding cash and those Permitted Investments identified in clauses (a.), (b.), (c.) and (e.) of the definition of Permitted Investments) of the Sponsor and its Subsidiaries on a consolidated basis at such time over (ii) current liabilities (excluding current maturities of Indebtedness) of the Sponsor and its Subsidiaries on a consolidated basis at such time, all as determined in accordance with GAAP.

“Control Event” shall mean (1) the execution by the Sponsor or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the

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aggregate, may reasonably be expected to result in a Change in Control, (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control or (3) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) or related persons constituting a group (as such term is used in Section 13(d)-5 under the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) to the holders of the common stock of the Sponsor or of any of its Affiliates, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Sponsor or any Subsidiary to any Person of its Equity Interests.

“FIN 46R” shall have the meaning set forth in Section 6.1(h).

“Fourth Amendment Effective Date” shall mean May 21, 2008.

“Intercreditor Agreement” shall mean that certain Intercreditor and Collateral Agency Agreement dated as of the Fourth Amendment Effective Date among the Sponsor, the Guarantors, the Purchasers, the Servicer, on behalf of all of the Participants, Bank of America, N.A., as the administrative agent on behalf of all the lenders under the Revolving Credit Facility and the Collateral Agent, as amended or modified from time to time.

“Investments” shall have the meaning set forth in Section 6.17.

“Permitted Liens” shall mean the Liens permitted by Section 6.15.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of the Fourth Amendment Effective Date in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations executed by each of the Sponsor, the Guarantors and the Collateral Agent, as amended or modified from time to time.

“Pledged Collateral” shall have the meaning set forth in the Pledge Agreement.

“Purchasers” shall mean the “Purchasers” under and as defined in the Senior Note Purchase Agreement.

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“Senior Notes” shall mean the “Notes” under and as defined in the Senior Note Purchase Agreement.

“Senior Secured Obligations” shall have the meaning set forth in the Intercreditor Agreement.

(b)       The following definitions in Section 1.1 of the Loan Facility Agreement are hereby amended to read as follows:

“Applicable Margin” shall mean, as of any date, the following percentages per annum determined by reference to the applicable Adjusted Total Debt to EBITDAR Ratio in effect on such date as set forth below

Pricing Level	Adjusted Total Debt to EBITDAR Ratio	Applicable Margin
I	< 2.50:1.00	1.00% per annum
II	< 3.00:1.00 but > 2.50:1.00	1.25% per annum
III	< 3.50:1.00 but > 3.00:1.00	1.50% per annum
IV	< 4.00:1.00 but > 3.50:1.00	2.50% per annum
V	> 4.00:1.00	3.50% per annum

provided, that a change in the Applicable Margin resulting from a change in such ratio shall be effective on the second Business Day after which the Sponsor is required to deliver the financial statements required by Section 6.1(a) or (b) and the compliance certificate required by Section 6.1(c); provided, further, that if at any time the Sponsor shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level V until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Fourth Amendment Effective Date until the financial statements and compliance certificate are required to be delivered for the Sponsor’s fiscal year ending in June of 2008 shall be determined based upon Pricing Level V.

“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close and (ii) if such day relates to an Advance of, a payment or prepayment of principal or interest on, a Payment Period for, an Adjusted LIBO Rate Loan or a notice

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with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

“Capital Expenditures” shall mean all expenditures of the Credit Parties and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Sponsor to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Sponsor; (c) occupation of a majority of the seats on the board of directors of the Sponsor by Persons who were neither (i) nominated by the current board of directors nor (ii) appointed by directors so nominated, (d) the occurrence of a “Change in Control” under and as defined in the Senior Note Purchase Agreement or (e) the occurrence of a “Change in Control” under and as defined in the Revolving Facility Credit Agreement.

“Consolidated EBITDA” shall mean, for the Sponsor and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period minus (b) to the extent included in calculating Consolidated Net Income for such period, any non-cash gains during such period minus (c) any actual cash payments made during such period related to non-cash charges included in (d)(v) below for a prior period plus (d) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (iv) for the Fiscal Quarters ending June 3, 2008, September 2, 2008, December 2, 2008 and March 3, 2009 only, actual costs determined on a consolidated basis in accordance with GAAP incurred in connection with the closing of any stores or units during any such Fiscal Quarter; provided, that the amount of such costs shall not exceed $10,000,000 in the aggregate for all such Fiscal Quarters and (v) all other non cash charges, in each case, that do not represent a cash item in such period, all as determined in accordance with GAAP.

“Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDAR to (b) Consolidated Fixed Charges, in each case measured for the four Fiscal Quarter period ending on such date.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Sponsor and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Sponsor or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Sponsor or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

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“Operative Documents” shall mean this Agreement, the Collateral Documents, the Intercreditor Agreement, the Subsidiary Guaranty Agreement, the Indemnity and Contribution Agreement, the Servicing Agreement, the Fee Letter and any other documents delivered by Sponsor or any Guarantor to the Servicer or the Participants in connection herewith or therewith.

“Revolving Facility” shall mean that certain revolving credit facility in the amount of up to $500,000,000 extended to the Sponsor by a syndicate of lenders with Bank of America as their agent, all pursuant to the Revolving Facility Credit Agreement.

“Revolving Facility Credit Agreement” shall mean that certain Amended and Restated Revolving Credit Agreement, dated as of February 28, 2007, among the Sponsor, a syndicate of lenders and Bank of America, as administrative agent for such lenders, as amended, extended, replaced or refinanced from time to time.

“Senior Note Purchase Agreement” shall mean that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 among the Sponsor and the Purchasers, as amended or modified from time to time.

(c)        The definitions of “Consolidated EBITR”, “Change of Control Provision” and “Subordinated Debt” are each hereby deleted from Section 1.1 of the Loan Facility Agreement in their entireties.

(d)       The second paragraph of Section 1.2 of the Loan Facility Agreement is hereby amended to read as follows:

Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 6.11, 6.12 and 6.13 (including for purposes of determining the Applicable Margin) shall be made on a Pro Forma Basis.

(e)        Section 2.4(a) of the Loan Facility Agreement is hereby amended by deleting the reference to “0.375%” therein and replacing it with a reference to “0.50%”

(f)        Section 2.8 of the Loan Facility Agreement is hereby amended to read as follows:

            Section 2.8         (Reserved.)

(g)       Clause (i) in Section 2.10 of the Loan Facility Agreement is hereby amended to read as follows:

(i) the Commitment Termination Date occurs,

(h)       Section 3.2(g) of the Loan Facility Agreement is hereby amended to read as follows:

(g)       During any period when a Credit Event has occurred and is continuing, any amounts received by the Servicer with respect to the Loans or the Letter of Credit Obligations shall be applied as follows:

First, to payment of that portion of such amounts constituting fees, indemnities, expenses and other amounts (including fees, charges and

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disbursements of counsel to the Servicer and amounts payable under Article II) payable to the Servicer in its capacity as such;

Second, to payment of that portion of such Guaranteed Obligations constituting fees, indemnities and other amounts (other than principal, interest and letter of credit fees) payable to the Participants and the Servicer (including fees, charges and disbursements of counsel to the respective Participants and the Servicer and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of such Guaranteed Obligations constituting accrued and unpaid letter of credit fees and interest on the Loans and outstanding Letters of Credit and fees, premiums and any interest accrued thereon, ratably among the Participants in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of such Guaranteed Obligations constituting unpaid principal of the Loans and outstanding Letters of Credit, (b) to cash collateralize that portion of LC Exposure comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Participants and the Servicer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of such Guaranteed Obligations have been indefeasibly paid in full, to the Sponsor or as otherwise required by law;

provided that, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to such other Guaranteed Obligations, if any, in the order set forth above.

(i)        References to “Loan Document” or “Loan Documents” in each of Sections 5.2, 5.3, 5.5, 5.12, 7.1(d), 9.1(a)(iii) and 12.3 shall be replaced with “Operative Document” or “Operative Documents”, as applicable.

(j)        Section 5.14 of the Loan Facility Agreement is hereby amended to read as follows:

Section 5.14	Subsidiaries; Equity Interests.

As of the Fourth Amendment Effective Date, Schedule 5.14 sets forth the name of each Subsidiary and identifies each Material Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Credit Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Credit Party are validly issued, fully paid and non assessable.

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(k)       Article V of the Loan Facility Agreement is hereby amended by adding new Sections 5.17 and 5.18 at the end thereof which shall read as follows:

Section 5.17	Perfection of Security Interests.

The Pledge Agreement creates a valid security interest in, and Lien on, the Pledged Collateral, which security interests and Liens are currently perfected security interests and Liens in favor of the Collateral Agent, prior to all other Liens.

Section 5.18	Guaranteed Obligations Rank Pari Passu.

The Guaranteed Obligations rank at least pari passu in right of payment with all obligations of the Credit Parties under the Senior Note Purchase Agreement (and the Senior Notes) and all obligations of the Credit Parties under the Revolving Facility.

(l)        Section 6.1 of the Loan Facility Agreement is hereby amended by deleting the period after subsection (f) thereof and replacing such period with a semi-colon and by inserting new subsections (g) and (h) following subsection (f) thereof which shall read as follows:

(g)       concurrently with the financial statement referred to in clause (a) above, beginning with the fiscal year ending June 2, 2009, (i) financial projections for the Sponsor and its Subsidiaries containing pro forma income statement, balance sheet and cash flow statement for each quarter of the next fiscal year and (ii) an updated corporate chart for the Sponsor and its Subsidiaries; and

(h)       commencing with the Sponsor’s first fiscal quarter for which the Sponsor is required, and continuing for so long as the Sponsor is required, pursuant to FASB Interpretation 46(R) (“FIN 46R”) or any other authoritative accounting guidance (collectively, “Authoritative Guidance”), to consolidate its Franchise Partners or any other less than 100% owned entity not previously required, under GAAP as in effect on December 31, 2002, to be so consolidated (collectively, the “Consolidated Entities”), each set of financial statements delivered pursuant to paragraphs (a) and (b) above shall be accompanied by unaudited financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) covering each of the following:

(i)        the Sponsor and its Subsidiaries on a consolidated basis, before giving effect to any consolidation of the Consolidated Entities;

(ii)	the Consolidated Entities on a consolidated basis; and

(iii)      consolidating statements reflecting eliminations or adjustments required in order to reconcile the consolidated statements referred to in subclauses (i) and (ii) above with the consolidated financial statements of the Sponsor and its Subsidiaries delivered pursuant to paragraphs (a) and (b) above, setting forth in each case (commencing, in the case of the consolidation of any Consolidated Entity pursuant to Authoritative Guidance, with the Sponsor’s fiscal quarter that is four fiscal quarters following such consolidation) in comparative form the figures for the corresponding periods in the previous fiscal year.

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(m)      Section 6.2 of the Loan Facility Agreement is hereby amended by deleting the period at the end of subsection (e) thereof and replacing it with the following text “; and” and by adding a new Section 6.2(f) after subsection (e) thereof which shall read as follows:

(f)	the occurrence of a Control Event.

(n)	Section 6.9 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.9	Additional Subsidiaries.

If any additional Material Subsidiary is acquired or formed after the Fourth Amendment Effective Date or any Subsidiary becomes a Material Subsidiary after the Fourth Amendment Effective Date, the Sponsor will, within thirty (30) days after such Material Subsidiary is acquired or formed or such Subsidiary becomes a Material Subsidiary, notify the Servicer, the Collateral Agent and the Participants thereof and will (A) cause such Material Subsidiary to become a Credit Party by executing an agreement in the form of Annex I to Exhibit B in form and substance satisfactory to the Servicer, (B) cause such Material Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Subsidiary required under Section 11.1 as reasonably requested by the Servicer or Collateral Agent including, without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)) and (C) become a party to the Intercreditor Agreement by executing and delivering to the Servicer a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Servicer and the Collateral Agent.

(o)        Section 6.10 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.10	Additional Guaranties.

If at the end of any Fiscal Quarter of the Sponsor:

(a)        the total assets of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the total assets of the Consolidated Companies, or

(b)       the Consolidated Net Income of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the Consolidated Net Income of the Consolidated Companies,

then the Sponsor shall (i) notify the Servicer thereof in the certificate delivered pursuant to Section 6.1(c) for such fiscal quarter and (ii) within 15 days thereafter, (A) cause the appropriate number of Subsidiaries to become Guarantors (by execution of an agreement in the form of Annex I to Exhibit B in form and substance satisfactory to the Servicer, (B) cause such Subsidiary to deliver simultaneously therewith similar documents required under Section 11.1 as reasonably requested by the Servicer or the Collateral Agent, including without limitation, a supplement to the Pledge Agreement and all certificates

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evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)) and (C) cause such Subsidiary to become a party to the Intercreditor Agreement by executing and delivering to the Servicer a joinder agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Servicer and the Collateral Agent.

(p)        Article VI of the Loan Facility Agreement is hereby amended by adding new Sections 6.10A and 6.10B after Section 6.10 thereof which shall read as follows:

Section 6.10A	Pledged Assets.

The Sponsor will cause (a) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary owned by the Sponsor or any other Credit Party and (b) 66% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) in each Foreign Subsidiary directly owned by a Credit Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Servicer and the Collateral Agent.

Section 6.10B	Additional Guarantors.

Notwithstanding the provisions of Section 6.9, if at any time any Domestic Subsidiary that is not a Guarantor provides a guarantee of any Person’s obligations with respect to the Senior Note Purchase Agreement, then promptly (and in any event within five (5) days), the Sponsor will cause such Domestic Subsidiary to (A) become a Guarantor by executing and delivering to the Servicer executing an agreement in the form of Annex I to Exhibit B in form and substance satisfactory to the Servicer or such other documents as the Servicer shall reasonably deem appropriate for such purpose, (B) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary required under Section 11.1 as reasonably requested by the Servicer or the Collateral Agent including, without limitation, a supplement to the Pledge Agreement and all certificates evidencing any certificated Equity Interests required to be pledged pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (A) and (B) and (C)), all in form, content and scope reasonably satisfactory to the Servicer and the Collateral Agent and (C) become a party to the Intercreditor Agreement by executing and delivering to the Servicer a joinder

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agreement to the Intercreditor Agreement, all in form and substance reasonably satisfactory to the Servicer and the Collateral Agent.

(q)         Section 6.11 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.11	Minimum Fixed Charge Coverage Ratio.

The Consolidated Companies will maintain as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than (a) 2.25 to 1.0 from the Fourth Amendment Effective Date through and including March 1, 2011 and (b) 2.50 to 1.0 thereafter.

(r)         Section 6.12 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.12	Maximum Adjusted Total Debt to EBITDAR Ratio.

The Consolidated Companies will maintain, as of the last day of each Fiscal Quarter, an Adjusted Total Debt to EBITDAR Ratio of not greater than (a) 4.50 to 1.0 from the Fourth Amendment Effective Date through and including June 3, 2008, (b) 4.60 to 1.0 from June 4, 2008 through and including September 2, 2008, (c) 4.50 to 1.0 from September 3, 2008 through and including December 2, 2008, (d) 4.25 to 1.0 from December 3, 2008 through and including September 1, 2009, (e) 4.00 to 1.0 from September 2, 2009 through and including March 2, 2010, (f) 3.75 to 1.0 from March 3, 2010 through and including March 1, 2011 and (g) 3.50 to 1.0 thereafter.

(s)         Section 6.14 of the Loan Facility Agreement is hereby amended to read as follows which Section 6.14 shall be inserted above the phrase “Negative Covenants” in Article VI of the Loan Facility Agreement:

Section 6.14.	Capital Expenditures.

The Consolidated Companies will not permit Capital Expenditures to exceed (i) $30,000,000 in the aggregate for the fiscal year ending June 2, 2009, (ii) $30,000,000 in the aggregate for the fiscal year ending June 1, 2010 and (iii) for each fiscal year thereafter, an aggregate amount of 30% of the Consolidated EBITDA for the prior fiscal year; provided, however, if subsequent to the Fourth Amendment Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, the limitation on Capital Expenditures provided for above shall no longer apply.

(t)	Section 6.15 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.15	Negative Pledge.

The Sponsor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

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(a)         Permitted Encumbrances;

(b)         any Liens on any property or asset of the Sponsor or any Subsidiary existing on the Fourth Amendment Effective Date set forth on Schedule 6.15; provided, that such Lien shall not apply to any other property or asset of the Sponsor or any Subsidiary;

(c)        Liens securing Indebtedness permitted under Section 6.27(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(d)        Liens securing Indebtedness permitted by Section 6.27(f) assumed by the Sponsor or any Subsidiary in connection with a Permitted Acquisition;

(e)        Liens in favor of the Collateral Agent to secure the Senior Secured Obligations and

(f)        extensions, renewals, or replacements of any Lien referred to in paragraphs (a) and (b) of this Section; provided, however, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby

(u)           Section 6.17 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.17	Investments, Loans, Etc.

The Sponsor will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

(a)        Investments (other than Permitted Investments) existing on the Fourth Amendment Effective Date and set forth on Schedule 6.17 (including Investments in Subsidiaries);

(b)        Permitted Investments;

(c)        Guaranties of Indebtedness under (i) the Revolving Facility and (ii) other Indebtedness in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding;

(d)       Investments made by any Credit Party in or to any other Credit Party;

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(e)        loans or advances to employees, officers or directors of the Sponsor or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

(f)        Hedging Agreements permitted by Section 6.23;

(g)        Investments in franchise operators through the Franchise Partner Program; provided, that such Investments made pursuant to this subsection (g) together with Investments made pursuant to subsection (h) below shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(h)        Investments in franchise operators through the Traditional Franchisee program pursuant to the purchase option agreements entered into with those operators; provided, that such Investments made pursuant to this subsection (h) together with Investments made pursuant to subsection (g) above shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(i)        Investments received in settlement of Indebtedness created in the ordinary course of business;

(j)        Acquisitions by any Credit Party meeting the following requirements (each such Acquisition constituting a “Permitted Acquisition”):

(i)        as of the date of the consummation of such Acquisition, no Credit Event or Unmatured Credit Event shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained herein shall be true both before and after giving effect to such Acquisition;

(ii)       such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

(iii)      the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Sponsor and its Subsidiaries are engaged on the Closing Date;

(iv)      as of the date of consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained;

(v)      after giving effect to such Acquisition, the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any earn-out obligations) paid for all Acquisitions in any fiscal year shall not exceed $35,000,000; provided, however, if subsequent to the Fourth Amendment Effective Date, the Adjusted Total Debt to EBITDAR Ratio is less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, the annual basket provided for above shall no longer apply so long as (A) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to any such Acquisition is less than 3.0 to 1.0 and (B) in the

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case where after giving effect to any such Acquisition, the aggregate consideration paid for all Acquisitions in the applicable fiscal year exceeds $5,000,000 the Sponsor shall have delivered to the Servicer not less than five (5) days prior to the consummation of such Acquisition a pro form compliance certificate demonstrating that the Adjusted Total Debt to EBITDAR Ratio on a Pro Form Basis (after giving effect to any such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of the applicable period) is less than 3.0 to 1.0; and

(vi)      in the case where after giving effect to any Acquisition, the aggregate consideration for all Acquisitions occurring in the applicable fiscal year is greater than $5,000,000, not less than five (5) days prior to the consummation of such Acquisition, the Sponsor shall have delivered to the Servicer, a pro forma compliance certificate, which shall reflect that, on a Pro Forma Basis, the Sponsor would have been in compliance with the financial covenants set forth in Article VI for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Servicer pursuant to Section 6.1(c) prior to the consummation of such Acquisition (giving effect to such Acquisition and all extensions of credit funded in connection therewith as if made on the first day of such period); and

(k)        Investments in common stock of the Sponsor to the extent permitted under Section 6.18.

Investments under Section 6.17 shall not be permitted if, before or after giving effect to the making of such Investment, a Credit Event or Unmatured Credit Event has occurred and is continuing.

(v)           Section 6.18 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.18	Restricted Payments.

The Sponsor will not, and will not permit its Subsidiaries to, (x) declare or make, or agree to pay or make, directly or indirectly, any dividend or other distribution on any class of its Equity Interests, or (y) make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Equity Interests or Indebtedness subordinated to the Guaranteed Obligations of the Sponsor or any options, warrants, or other rights to purchase such Equity Interests or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”) except for (i) dividends payable by the Sponsor solely in shares of any class of its Equity Interests, (ii) Restricted Payments made by any Subsidiary to the Sponsor or to another Credit Party and (iii) subsequent to the Fourth Amendment Effective Date, after the Adjusted Total Debt to EBITDAR Ratio has been less than 3.0 to 1.0 as of the last day of two consecutive Fiscal Quarters, cash dividends paid on, and cash redemptions of, the Equity Interests of the Sponsor; provided, that (i) no Credit Event or Unmatured Credit Event shall have occurred and be continuing before or after giving effect to the payment of such dividend or redemption and (ii) the Adjusted Total Debt to EBITDAR Ratio on a Pro Forma Basis after giving effect to the payment of any such dividend or redemption is less than 3.0 to 1.0.

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(w)          Section 6.19(c) of the Loan Facility Agreement is hereby amended to read as follows:

(c)      the sale, lease or transfer of assets of any Subsidiary to the Sponsor or any other Credit Party; provided, that if the sale, lease or transfer of assets is made by a Subsidiary that is not a Credit Party, such sale, lease or transfer must not be for consideration that exceeds the fair market value of the assets sold, leased or transferred;

(x)          Section 6.20 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.20	Transactions with Affiliates.

The Sponsor will not, and will not permit any of its Subsidiaries to enter into or permit to exist any transaction of any kind with any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Sponsor or such Subsidiary than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions between or among the Credit Parties not involving any other Affiliates and (c) any Restricted Payment permitted by Section 6.18.

(y)           Section 6.21 of the Loan Facility Agreement is hereby amended to read as follows:

Section 6.21	Restrictive Agreements.

The Sponsor will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Sponsor or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, (b) the ability of any Credit Party to guarantee the Guaranteed Obligations or otherwise be a Credit Party pursuant to the Operative Documents or (c) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Sponsor or any other Subsidiary, to Guaranty Indebtedness of the Sponsor or any other Subsidiary or to transfer any of its property or assets to the Sponsor or any Subsidiary of the Sponsor; provided, however, that (i) the foregoing shall not apply to restrictions or conditions set forth in Schedule 6.21 or restrictions or conditions imposed by law or by this Agreement or any other Operative Document, the Revolving Facility or the Senior Note Purchase Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder and (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereby if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

(z)        Article VI of the Loan Facility Agreement is hereby amended by adding new sections 6.27 and 6.28 at the end thereof which shall read as follows:

Section 6.27	Indebtedness.

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The Sponsor will not create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness, except:

(a)	Indebtedness under the Operative Documents;

(b)       Indebtedness of the Sponsor and the Guarantors under the Revolving Facility;

(c)        Indebtedness of the Sponsor and the Guarantors under the Senior Note Purchase Agreement in an aggregate principal amount not to exceed $150,000,000;

(d)       Indebtedness of the Sponsor and its Subsidiaries existing on the Fourth Amendment Effective Date and set forth in Schedule 6.27;

(e)        purchase money Indebtedness (including Capital Lease Obligations or Synthetic Lease Obligations) incurred by the Sponsor or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof; provided, that (i) the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)        secured Indebtedness of the Credit Parties assumed in connection with a Permitted Acquisition so long as such Indebtedness (i) was not incurred in anticipation of or in connection with the respective Permitted Acquisition and (ii) does not exceed $50,000,000 in the aggregate at any time outstanding;

(g)       obligations (contingent or otherwise) of the Sponsor or any Subsidiary existing or arising under any Hedging Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Hedging Agreement does not contain any provision exonerating the non defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h)       Indebtedness in the form of Guaranties of Indebtedness permitted by Section 6.17(c); and

(i)        other unsecured Indebtedness of the Sponsor and its Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding;

Section 6.28	Prepayment of Other Indebtedness, Etc.

The Sponsor will not make (or give any notice with respect thereto), or permit any Subsidiary to make (or give notice with respect thereto), any voluntary or optional

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payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness, except (i) Indebtedness under the Operative Documents, (ii) Indebtedness under the Revolving Credit Facility, (iii) Indebtedness under the Senior Note Purchase Agreement to the extent permitted by the Revolving Credit Agreement and (iv) intercompany debt owed to any Credit Party.

(aa)        Section 7.1(c) of the Loan Facility Agreement is hereby amended to read as follows:

(c)         Sponsor shall fail to observe or perform any covenant or agreement contained in Sections 6.1, 6.2, 6.3 (with respect to the Sponsor’s existence) or 6.11 through 6.28; or

(bb)        Sections 7.1(i) and (j) of the Loan Facility Agreement are hereby amended to read as follows:

(i)         an ERISA Event shall have occurred that, in the opinion of the Required Participants, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Sponsor and the Subsidiaries in an aggregate amount exceeding $10,000,000; or

(j)         one or more judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Sponsor or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(cc)        Section 7.1 of the Loan Facility Agreement is hereby amended by adding the word “or” after the semicolon at the end of subsection (n) thereof and by adding a new subsection (o) immediately thereafter to read as follows

(o)        any Operative Document purporting to grant a Lien to secure any Senior Secured Obligation shall, at any time after the delivery of such Operative Document, fail to create a valid and enforceable Lien on any Pledged Collateral purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Operative Document;

(dd)        The first paragraph of Section 8.1 of the Loan Facility Agreement is hereby amended to read as follows:

The obligation of the Sponsor pursuant to this Article VIII with respect to the Limited Guaranty Pool shall be limited, as of any date that Guaranty Payments are made by the Sponsor, or demanded by the Servicer, with respect to any Loans in the Limited Guaranty Pool, to an amount (the “Maximum Amount”) equal to the greater of (a) fifty percent (50%) of the aggregate outstanding principal amount of the Loans on such date (after giving effect to any payments, recoveries on Collateral or other recoveries made by the Servicer or any Participant on such date with respect to the Loans), (b) three (3) times the largest aggregate outstanding Loan, or (c) $10,000,000; provided that the maximum

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cumulative amount of Guaranty Payments that the Sponsor shall be required to make with respect to Loans in the Limited Guaranty Pool shall be $24,000,000 (the “Maximum Cumulative Amount”).

(ee)        Section 12.1 of the Loan Facility Agreement is hereby amended to read as follows:

Section 12.1	Appointment of Servicer as Agent.

(a)         To the extent of its ownership interest in the Loans, each Participant hereby designates Servicer as its agent to administer all matters concerning the Loans and to act as herein specified. Each Participant hereby irrevocably authorizes the Servicer to take such actions on its behalf under the provisions of this Agreement, the other Operative Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Servicer by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Servicer may perform any of its duties hereunder by or through its agents or employees

(b)        Each of the Participants hereby consents to and approves the terms of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit G. The Participants acknowledge and agree to the terms of the Intercreditor Agreement and authorize and direct the Servicer to enter into the Intercreditor Agreement on behalf of all of the Participants.

(c)         Each of the Participants hereby consents to and approves the terms of the Pledge Agreement, a copy of which is attached hereto as Exhibit H. The Participants acknowledge and agree to the terms of the Pledge Agreement and authorize and direct the Collateral Agent to enter into the Pledge Agreement on behalf of all of the Participants.

(d)        The Participants irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any Collateral granted to or held by the Collateral Agent under any Operative Document (a) upon termination of the Commitments and payment in full of all Guaranteed Obligations (other than contingent indemnification obligations), (b) that is transferred or to be transferred as part of or in connection with any transaction permitted hereunder or under any other Operative Document, or (c) as approved in accordance with Section 13.2. Upon request by the Collateral Agent at any time, the Required Participants will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 12.1(d).

(ff)       Schedules 5.14, 6.15, 6.17 and 6.21 of the Loan Facility Agreement are hereby amended to read as provided on Schedule 5.14, 6.15, 6.17 and 6.21 and attached hereto and a new Schedule 6.27 Indebtedness is hereby added to the Loan Facility Agreement and shall read as provided on Schedule 6.27 attached hereto.

(gg)      Annex I to Exhibit B of the Loan Facility Agreement is hereby amended to read as provided on Annex I to Exhibit B attached hereto.

(hh)      A new Exhibit G is hereby added to the Loan Facility Agreement to read as provided on Exhibit G attached hereto.

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2.Conditions Precedent. This Agreement shall be effective upon the satisfaction of the following conditions precedent:

(a)        the Servicer shall have received counterparts of this Agreement, duly executed by the Sponsor, the Guarantors, the Servicer and the Required Participants;

(b)       the Servicer shall have received counterparts of that certain Intercreditor and Collateral Agency Agreement dated as of the date hereof (the “Intercreditor Agreement”) duly executed by the Sponsor, the Guarantors, the purchasers under and as defined in the Senior Note Purchase Agreement (the “Purchasers”), the Servicer, the Administrative Agent (as defined in the Revolving Credit Facility Agreement) and Bank of America, N.A. as collateral agent (the “Collateral Agent”);

(c)        the Servicer shall have received counterparts of that certain Pledge Agreement dated as of the date hereof (the “Pledge Agreement”) duly executed by the Sponsor, the Guarantors and the Collateral Agent;

(d)       the Servicer shall have received favorable opinions of legal counsel to the Sponsor and each other Credit Party, addressed to the Servicer, the Collateral Agent and each Participant, dated as of the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Servicer;

(e)        the Servicer shall have received a certified copy of (i) the fully executed Amended and Restated Senior Note Purchase Agreement of even date herewith and (ii) the fully executed amendment agreement to the Revolving Facility Credit Agreement of even date herewith, each in form and substance satisfactory to the Servicer;

(f)        the Collateral Agent shall have received all certificates evidencing any certificated equity interests pledged to the Collateral Agent pursuant to the Pledge Agreement, together with duly executed in blank stock powers attached thereto;

(g)        the Servicer shall have received a certificate of a Responsible Officer of the Sponsor and each other Credit Party, in form and substance satisfactory to the Servicer attaching resolutions of each Credit Party approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement, the Pledge Agreement, the Intercreditor Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Fourth Amendment Effective Date;

(h)       the Servicer shall have received UCC financing statements for the Sponsor and each other Credit Party for each appropriate jurisdiction as is necessary, in the Servicer’s reasonable judgment, to perfect the Collateral Agent’s security interest in the Pledged Collateral (as defined in the Pledge Agreement);

(i)        the Servicer shall have received, for the benefit of each Participant signing this Agreement on or before May 20, 2008, an amendment fee equal to 0.25% of such Participant’s Participating Commitment; and

(j)        the Servicer shall have received all other fees and expenses due and payable in connection with this Agreement.

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3.	Miscellaneous.

(a)        Except as herein specifically agreed, the Loan Facility Agreement, and the obligations of the Credit Parties thereunder and under the other Operative Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)        Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Operative Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Facility Agreement or the other Operative Documents.

(c)	The Sponsor and each Guarantor hereby represent and warrant as follows:

(i)        Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)       This Agreement has been duly executed and delivered by the Credit Parties and constitutes the legal, valid and binding obligations of each of the Credit Parties, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)      No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

(d)        The Sponsor represents and warrants to the Participants that (i) the representations and warranties set forth in Article V of the Loan Facility Agreement and in each other Operative Document are true and correct in all material respects (before and after giving effect to this Agreement) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Credit Event or Unmatured Credit Event.

(e)        This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

[remainder of page intentionally left blank]

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            Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

SPONSOR:	RUBY TUESDAY, INC.,
a Georgia corporation

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Senior Vice President

GUARANTORS:	RTBD, INC.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:  President

RT FINANCE, INC.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title:  Vice President

RUBY TUESDAY GC CARDS, INC.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT TAMPA FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT ORLANDO FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

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RT SOUTH FLORIDA FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT NEW YORK FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT SOUTHWEST FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT MICHIANA FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT FRANCHISE ACQUISITION, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT FLORIDA EQUITY, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RTGC, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT WEST PALM BEACH FRANCHISE, L.P.

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT MICHIGAN FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RT DETROIT FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

RUBY TUESDAY, LLC

By: /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy

Title: Vice President

SERVICER:	BANK OF AMERICA, N.A.,

in its capacity as Servicer

By: /s/ Anne Zeschke

Name: Anne Zeschke

Title:   Assistant Vice President

PARTICIPANTS:	BANK OF AMERICA, N.A.

By: /s/ John H. Schmidt

Name: John H. Schmidt

Title:   Vice President

REGIONS BANK,

successor by merger to AmSouth Bank

By: /s/ Matthew B. Ashworth

Name: Matthew B. Ashworth

Title:   Vice President

WACHOVIA BANK, N.A.

By: /s/ Martha M. Winters

Name: Martha M. Winters

Title:   Director

SUNTRUST BANK

By: /s/ Dan Komitor

Name:  Dan Komitor

Title:   Director

SCHEDULE 5.14

SUBSIDIARIES

PERCENTAGE OF OWNERSHIP OF SUBSIDIARIES AND RESTRICTIONS THEREON

1.         The following are subsidiaries of Sponsor (owned, in the percentage indicated, by Sponsor unless otherwise noted):

Loan Party	State of Formation (i)	Number of Shares of each class of Equity Interests (ii)	Number of Shares Owned or Percentage of Membership/Partnership Interests Held (iii)	Number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and other similar rights (iv)
RTBD, Inc. (A)	Delaware	1000 shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Finance, Inc. (A)	Delaware	1000 shares $.01 par common	100 shares – RTBD, Inc.	None
Ruby Tuesday GC Cards, Inc. (A)	Colorado	1000 shares $.01 par common	100 shares – RTGC, LLC	None
RT Tampa Franchise, L.P. (A)	Delaware	None issued	1% - RT Tampa, Inc. (General Partner) 99%-RT Florida Equity, LLC	N/A
RT Orlando Franchise, L.P. (A)	Delaware	None issued	1% - RT Orlando, Inc. (General Partner) 99% - RT Florida Equity, LLC	N/A
RT South Florida Franchise, L.P. (A)	Delaware	None issued	1% - RT South Florida, Inc. (Gen. Partner) 99% - RT Florida Equity, LLC	N/A
RT New York Franchise, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT Southwest Franchise, LLC ( A)	Delaware	None issued	1% - RT One Percent Holdings, Inc. 99%- RT Franchise Acquisition, LLC	N/A
RT Michiana Franchise, LLC (A)	Delaware	None issued	1% - RT One Percent Holdings, LLC 99% -Ruby Tuesday, Inc.	N/A
RT Franchise Acquisition, LLC (A)	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Kentucky Restaurant Holdings, LLC (A)	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Florida Equity, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RTGC, LLC (A)	Colorado	None issued	100% - Ruby Tuesday, Inc.	N/A
RT West Palm Beach Franchise, L.P. (A)	Delaware	None issued	1% - RT West Palm Beach, Inc. (Gen.Partner) 99% - RT Florida Equity, LLC	N/A
RT Michigan Franchise, LLC (A)	Delaware	None issued	100% - RT Franchise Acquisition, LLC	N/A
RT Detroit Franchise, LLC (A)	Delaware	None issued	50% - RT Franchise Acquisition, LLC 50% - Ruby Tuesday, Inc.	N/A
Ruby Tuesday, LLC (A)	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
Quality Outdoor Services, Inc.	Tennessee	200 shares with no par or nominal value	All 90 shares outstanding purchased by Ruby Tuesday, Inc. per Stock Purchase Agreement/closing docs—NO CERTIFICATE ISSUED	None

RT Airport, Inc.	Delaware	1000 shares $.01 par common	100 shares subscribed to Ruby Tuesday, Inc. per Share Subscription Agt -- NO CERTIFICATE ISSUED	None
RT Louisville Franchise, LLC	Delaware	None issued	99% - RT Franchise Acquisition, LLC 1% - RT Louisville, Inc.	N/A
RT McGhee Tyson, LLC	Delaware	None issued	99% - Ruby Tuesday, Inc. 1% - RT Airport, Inc.	N/A
RT One Percent Holdings, LLC	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT One Percent Holdings, Inc.	Delaware	1000 shares $.01 par common	100 Shares - Ruby Tuesday, Inc.	None
RT Minneapolis Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Omaha Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Denver, Inc.	Georgia	1000 shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Louisville, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Orlando, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT South Florida, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT Tampa, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT West Palm Beach, Inc.	Georgia	1000 Shares $.01 par common	100 Shares – Ruby Tuesday, Inc.	None
RT New Hampshire Restaurant Holdings, LLC	Delaware	None issued	100% - RTBD, Inc.	N/A
RT Restaurant Services, LLC	Delaware	None issued	100% - Ruby Tuesday, Inc.	N/A
RT Northern California Franchise, LLC	Delaware	None issued	99% - RT Franchise Acquisition, LLC 1% - RT Finance, Inc.	N/A
Wok Hay 2, LLC	Delaware	None issued	90% - Ruby Tuesday, Inc. 10% - James Cornett	N/A
RTTA, L.P.	Texas	None issued	1% - RTBD, Inc. (Gen. Partner) 99% - RT Franchise Acquisition, LLC	N/A
RT Distributing, LLC	Tennessee	None issued	100% - Ruby Tuesday, Inc.	N/A

(A) Material Subsidiary

2.          The following “liquor clubs/corporations” are owned by the members thereof and controlled by a Board of Directors, who are typically employees of Sponsor or it’s Subsidiaries and Affiliates. These “clubs” enter into service agreements with Sponsor to provide the services necessary to conduct alcoholic beverage sales and related service at Sponsor’s restaurants located in the relevant states.

Name	State of Organization
4721 RT of Pennsylvania, Inc.	Pennsylvania

Name	State of Organization
Orpah, Inc.	Maryland
RT Hospitality – York JV	Pennsylvania
Ruby Tuesday of St. Mary’s, Inc.	Maryland
Ruby Tuesday of Allegany County, Inc.	Maryland
Ruby Tuesday of Columbia, Inc.	Maryland
Ruby Tuesday of Linthicum, Inc.	Maryland
Ruby Tuesday of Salisbury, Inc.	Maryland
Ruby Tuesday Sunday Club, Inc.	Alabama
Ruby Tuesday of Frederick, Inc.	Maryland
RT of Cecil County, Inc.	Maryland
RT of Clarksville, Inc.	Maryland
RT of Riverside, Inc.	Maryland
Ruby Tuesday of Pocomoke City, Inc.	Maryland
RT of Fruitland, Inc.	Maryland
RTMB Lodging Joint Venture	Pennsylvania
RT Stonebridge Joint Venture	Pennsylvania
RT of Annapolis, Inc.	Maryland
Ruby Tuesday of Marley Station, Inc.	Maryland
RTT Texas, Inc.	Texas
RTTT, LLC	Texas
RT/Sayosha Chambersburg Joint Venture	Pennsylvania

Schedule 6.15

Existing Liens

1.

Liens arising from or related to indebtedness incurred by RT Tampa Franchise, L.P., a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, and in favor of AMRESCO Capital, LP or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

2.

Liens arising from or related to indebtedness incurred by RT Michiana Franchise, LLC, a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, and in favor of AMRESCO Capital, LP or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

3.

Liens arising from or related to indebtedness incurred by RT Orlando Franchise, L.P., a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

4.

Liens arising from or related to indebtedness incurred by RT South Florida Franchise, L.P., a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

5.

Liens arising from or related to indebtedness incurred by RT West Palm Beach Franchise, L.P., a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

6.

Liens arising from or related to indebtedness incurred by RT Detroit Franchise, LLC, a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, and in favor of Irwin Franchise Capital or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

7.

Liens arising from or related to indebtedness incurred by RT Michigan Franchise, LLC, a Subsidiary (see Schedule 5.14), in favor of GE Capital Franchise Finance Corporation or its affiliates, which secures assets or property of such Subsidiary at the sites identified (see Schedule 6.27, Item 7 for a listing of such Debt and sites).

Schedule 6.17

Existing Investments

See Schedule 5.14 for a listing of direct and indirect Subsidiaries of Sponsor in which Sponsor has made an Investment.

Various promissory notes issued to Sponsor by franchise partners or other entities as listed below on this Schedule 6.17.

Limited liability company interests or limited partner interests held by Sponsor or a Subsidiary in franchise partners as follows:

(a)	50% ($501,000) in connection with RT Minneapolis Franchise, LLC;
(b)	50% ($501,000) in connection with RT Omaha Franchise, LLC;
(c)	50% ($501,000) in connection with RT KCMO Franchise, LLC;
(d)	50% ($501,000) in connection with RT New England Franchise, LLC;
(e)	50% ($501,000) in connection with RT Western Missouri Franchise, LLC;
(f)	50% ($501,000) in connection with RT St. Louis Franchise, LLC;
(g)	1% each ($1,000 each) in connection with each other Franchise Partner and the right to increase such ownership to 50% or more as allowed in the Franchise Partner Program.

Effective as of May 1, 2008:

	Original	Outstanding	Note	Payoff
	Debt	Balance	Date	Date

RT Chicago Franchise, LLC.................	7,038,000	719,000	03/27/00	03/27/11
RT Long Island Franchise, LLC............	1,437,000	1,437,000	03/31/06	05/10/09
RT St. Louis Franchise, LLC..................	2,055,000	1,987,000	12/05/01	12/05/15
RT Minneapolis Franchise, LLC...............	1,528,000	1,007,000	10/12/98	08/12/10
RT Indianapolis Franchise, LLC...............	1,250,000	1,446,000	12/05/01	12/05/12
RT Utah Franchise, LLC.......................	1,300,000	1,300,000	01/07/05	01/01/09

RTI Lines of credit:
RT Denver Franchise, L.P...................		265,000
RT Seattle Franchise, LLC.............		65,000
RT Las Vegas Franchise, LLC.............		45,000
RT Minneapolis Franchise, LLC...........		300,000

		8,571,000

Schedule 6.21

Restrictive Agreements

          1. Restrictive agreements provided for in, or in other documents or agreements executed in connection with, the Amended and Restated Revolving Credit Agreement in the amount of $500,000,000 by and among Sponsor, Bank of America, N.A., as Administrative Agent, and each of the lenders party thereto dated as of February 28, 2007 as amended or modified from time to time, together with any renewal or replacement thereof.

          2. Liens and/or restrictive agreements provided for in, or in other documents or agreements executed in connection with, the Financing Agreement between Sponsor and Citicorp Leasing, Inc. (“Citicorp”) as amended or modified from time to time whereby Sponsor agrees to provide a letter of credit to Citicorp as partial guaranty of up to $20 million in construction/development financing by Citicorp to Sponsor’s Franchise Partners. The maximum amount of Sponsor’s possible letter of credit under the Citicorp facility is $8.0 million.

          3. Liens and/or restrictive agreements provided for in, or in other documents or agreements executed in connection with, the Program and Support Agreement by and between Sponsor and General Electric Capital Business Asset Funding Corporation dated as of January 2002 as amended or modified from time to time, whereby Company guarantees no more than 30% of the then outstanding aggregate of franchisee loans subject to the Program and Support Agreement if an unpaid balance remains under any such loan to a franchisee after lender has realized its rights in the collateral subject to the loan.

Schedule 6.27

Indebtedness

1. Indebtedness in the estimated contingent amount of $842,103 arising under the Program and Support Agreement by and between Company and General Electric Capital Business Asset Funding Corporation dated as of January 2002 as amended or modified from time to time, whereby Company guarantees no more than 30% of the then outstanding aggregate of franchisee loans subject to the Program and Support Agreement if an unpaid balance remains under any such loan to a franchisee after lender has realized its rights in the collateral subject to the loan. The Program and Support Agreement was terminated effective July 1, 2004.

2. Indebtedness in the estimated contingent amount of $4,108,808 arising under the Financing Agreement by and between Company and CitiCorp Leasing, Inc. dated as of July 1, 2004 as amended or modified from time to time, whereby Company guarantees up to $2,666,000 of a participating franchisee’s loan subject to the program. The Financing Agreement was terminated on July 1, 2007. This loan is secured by a letter of credit in the amount of $4,200,335.

3. Indebtedness totaling $12,880,278 evidenced pursuant to various letters of credit issued primarily in connection with Company’s workers compensation and casualty insurance programs.

4. From time to time, Company indemnifies certain lenders to Company’s franchisees, wherein Company agrees to pay a portion of franchisee debt allocated to specific leased property encumbered by such debt if such franchisee defaults under its loan to the indemnified lender due to a failure to obtain (i) certain landlord consents to subletting the property by the Company to the franchisee or (ii) lease extensions for specific leased property. In the event of such payment, the indemnified lender assigns to Company all of its rights in the related collateral.

5. Company’s covenants in favor of Metropolitan Knoxville Airport Authority (the “Authority”) in connection with the Food and Beverage Concession Agreement dated September 1, 1999, between the Authority and RT McGhee-Tyson, LLC, a Subsidiary, wherein Company agrees to provide continuing working capital to RT McGhee Tyson, LLC during the term of the Concession Agreement.

6. The Company has entered into a Distribution Agreement and an Agreement Respecting Employee Benefit Matters as amended or modified from time to time (collectively referred to as sharing agreements) with Morrison Fresh Cooking, Inc. (acquired by Piccadilly Cafeterias, Inc.) and Morrison Management Specialists, Inc. (formerly Morrison Health Care, Inc. and acquired by Compass Group, PLC) providing for the assumption of liabilities and cross-indemnities designed to allocate, generally, among these three companies, financial responsibility for liabilities arising out of or in connection with business activities prior to the March, 1996 “spin-off” transaction.

7. FORMER FRANCHISE PARTNER (ACQUIRED) INDEBTEDNESS

(all figures in 000's)
MORTGAGEE	TOTAL

RT Tampa Franchise, L.P. Debt:
GE - Cooper Creek Construction	609
GE - Healthpark Construction	1,192
RT Michiana Franchise, LLC Debt:
GE - Acquisition - Note 28525	1,775
GE - Acquisition - Note 28651	2,713
GE - Battle Creek Construction	848
RT Orlando Franchise, L.P. Debt:
GE - Bellair	785
GE - Leesburg	797
GE - Palm Coast Construction	1,496
RT South Florida Franchise, L.P. Debt:
GE - Deerfield Construction	599
GE - Homestead Construction	488
GE - Pompano Construction	754
RT West Palm Beach Franchise, L.P. Debt:
GE - Wellington FF&E	186
GE - Palm City Construction	1,462
GE - Palm City FF&E	164
GE - Royal Palm Construction	1,448
GE - Royal Palm FF&E.	70
GE - Sebastian	1,591
GE - Stuart	1,548
GE - Acquisition Debt	731
RT Detroit Franchise, LLC Debt:
GE - Saline Construction	1,413
GE - Saline FF&E	191
GE - Novi Construction	1,949
GE - Novi FF&E	260
GE - S. Canton Construction	1,246
GE - S. Canton FF&E	312
GE - Acquisition Debt	3,108
RT Michigan Franchise, LLC Debt:
GE - Cadillac Construction	1,325
GE - Port Huron Construction	881

GE - Gaylord Construction	1,608
GE - Traverse City Construction	287
GE - Traverse City FF&E	133
GE - Acquisition Debt	4,804
GE - Clarkston Construction	1,241
GE - Clarkston FF&E	212
GE - Mt. Pleasant Construction	1,188
GE - Mt. Pleasant FF&E	130

Total GE Capital	39,544

Irwin – RT Detroit Franchise, LLC	2,961
Amresco – RT Tampa Franchise, L.P.	2,039
Amresco – RT Orlando Franchise, L.P.	1,403
Mortage for Gulfport Restaurant	50
Capital Lease – Housing facility for training	170
Capital Lease – Equipment leases	15
TOTAL RUBY TUESDAY, INC.	46,187

* Former franchise partner (acquired) indebtedness balances are as of May 1, 2008.

Annex I to Exhibit B

ANNEX 1 TO THE SUBSIDIARY GUARANTY AGREEMENT

SUPPLEMENT NO. [ ] dated as of [ ], to the Subsidiary Guaranty Agreement (the “Guaranty Agreement”) dated as of November 19, 2004 among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) of RUBY TUESDAY, INC., a Georgia corporation (the “Sponsor”), in favor of BANK OF AMERICA, N.C., a national banking association, as Servicer (the “Servicer”) and the Participants (as defined in the Loan Facility Agreement referred to below).

          A.        Reference is made to (i) the Amended and Restated Loan Facility Agreement dated as of November 19, 2004 (as amended, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”), among the Sponsor, the banks and financial institutions from time to time party thereto (the “Participants”) and Bank of America, N.A., as Servicer and (ii) the Pledge Agreement dated as of May __, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and among the Sponsor and the Guarantors and Bank of America, N.A., as collateral agent (the “Collateral Agent”) for the benefit of the Secured Creditors (as such term is defined in the Pledge Agreement).

          B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement, the Loan Facility Agreement and the Pledge Agreement.

          C.        The Guarantors have entered into the Guaranty Agreement in order to induce the Servicer, on behalf of the Participants, to make Loans and to issue Letters of Credit. . [Pursuant to Section 6.9 of the Loan Facility Agreement, each Material Subsidiary acquired or formed after the Fourth Amendment Closing Date or any Subsidiary that becomes a Material Subsidiary after the Fourth Amendment Closing Date is required to enter into the Guaranty Agreement as a Guarantor.] [Pursuant to Section 6.10 of the Loan Facility Agreement, if at the end of any Fiscal Quarter of the Sponsor, (i) the total assets of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the total assets of the Consolidated Companies, or (ii) the Consolidated Net Income of Subsidiaries that are not Guarantors constitute more than five percent (5%) of the Consolidated Net Income of the Consolidated Companies, then the appropriate number of Subsidiaries are required is required to enter into the Guaranty Agreement as Guarantors.] [Pursuant to Section 6.10B of the Credit Agreement, if at any time any Domestic Subsidiary that is not a Guarantor provides a guarantee of any Person’s obligations with respect to the Senior Note Purchase Agreement, then such Domestic Subsidiary is required to enter into the Guaranty Agreement as a Guarantor.] Section 19 of the Guaranty Agreement provides that additional Subsidiaries of the Sponsor may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Sponsor (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Loan Facility Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Servicer, on behalf of the Participants, to make additional Loans and to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

CHAR1\1060814v2

Exhibit B

Accordingly, the Servicer and the New Guarantor agree as follows:

          SECTION 1.  In accordance with Section 19 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

          SECTION 2.  The New Guarantor represents and warrants to the Servicer, the Collateral Agent and the Participants that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3.  The New Guarantor represents and warrants to the Servicer, the Collateral Agent and the Participants that the exact legal name of the New Guarantor, as it appears in its certificate of incorporation, is as set forth on the signature page hereto. The New Guarantor further represents and warrants that its (i) jurisdiction of incorporation, (ii) number of shares of each class of capital stock outstanding, (iii) number and percentage of outstanding shares of each class owned by the New Guarantor or any of its subsidiaries and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect to such capital stock is as set forth on Schedule 1.

          SECTION 4.  This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Servicer shall have received counterparts of this Supplement that bear the signatures of the New Guarantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

          SECTION 5.  Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

          SECTION 6.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the

CHAR1\1060814v2

Exhibit B

economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Sponsor.

          SECTION 9.  The New Guarantor agrees to reimburse the Servicer for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges actually incurred of counsel for the Servicer.

CHAR1\1060814v2

Exhibit B

                        IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:_____________________________
Name:
Title:
Address:

CHAR1\1060814v2

Exhibit B

Schedule 1

1.          Corporate Structure.  Set forth below hereof is a complete and accurate list as of the date hereof with respect to the New Guarantor: (i) jurisdiction of incorporation, (ii) number of shares of each class of capital stock outstanding, (iii) number and percentage of outstanding shares of each class owned by the New Guarantor or any of its subsidiaries and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect to such capital stock.

CHAR1\1060814v2

Exhibit B

Exhibit G

Intercreditor Agreement

EXECUTION COPY

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

Dated as of May 21, 2008

By and Among

BANK OF AMERICA, N.A.,

as Collateral Agent

And

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT FACILITY ON BEHALF OF THE REVOLVING CREDIT FACILITY LENDERS,

BANK OF AMERICA, N.A., AS SERVICER FOR THE FRANCHISE LOAN FACILITY ON BEHALF OF THE FRANCHISE LOAN FACILITY PARTICIPANTS,

And

THE INSTITUTIONAL INVESTORS LISTED ON SCHEDULE 3 HERETO, AS NOTEHOLDERS

TABLE OF CONTENTS
SECTION	HEADING	PAGE
SECTION 1.	Definitions	3
Section 1.1.	Definitions	3
Section 1.2.	Effectiveness of this Agreement	9
SECTION 2.	Relationships Among Secured Parties	9
Section 2.1.	Equal and Ratable Sharing of Collateral	9
Section 2.2.	Restrictions on Actions	10
Section 2.3.	Representations and Warranties	11
Section 2.4.	Cooperation; Accountings	12
Section 2.5.	Termination Note Agreement, Revolving CreditFacility Agreement or Franchise Loan Facility Agreement 12
SECTION 3.	Appointment and Authorization of Collateral Agent	12
SECTION 4.	Agency Provisions	13
Section 4.1.	Delegation of Duties	13
Section 4.2.	Exculpatory Provisions	13
Section 4.3.	Reliance by Collateral Agent	14
Section 4.4.	Knowledge or Notice of Default or Event of Default	14
Section 4.5.	Non-Reliance on Collateral Agent and Other Creditors	14
Section 4.6.	Indemnification	15
Section 4.7.	Collateral Agent in Its Individual Capacity	16
Section 4.8.	Successor Collateral Agent	16
SECTION 5.	Actions by the Collateral Agent	18
Section 5.1.	Duties and Obligations	18
Section 5.2.	Notification of Default	18
Section 5.3.	Exercise of Remedies	18
Section 5.4.	Changes to Security Documents	18
Section 5.5.	Release of Collateral	18
Section 5.6.	Other Actions	18
Section 5.7.	Cooperation	19
Section 5.8.	Distribution of Proceeds	19
Section 5.9.	Authorized Investments	20
Section 5.10.	Determination of Amount of Senior Secured Obligations	21
Section 5.11.	Reinstatement	22
SECTION 6.	Bankruptcy Proceedings	22
SECTION 7.	Miscellaneous	23

Section 7.1.	Creditors; Other Collateral	23
Section 7.2.	Marshalling	23
Section 7.3.	Consents, Amendments, Waivers	23
Section 7.4.	Governing Law	23
Section 7.5.	Parties in Interest	23
Section 7.6.	Counterparts	24
Section 7.7.	Termination	24
Section 7.8.	Notices	24

ATTACHMENTS TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT:

Schedule 1 – Information relating to the Noteholders

Exhibit A – List of Security Documents

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT dated as of May 21, 2008 (this “Agreement”), is entered into by and among Bank of America, N.A., in its capacity as Collateral Agent (as hereinafter defined), Bank of America, N.A., in its capacity as administrative agent (the “Revolving Credit Facility Agent”) under the Revolving Credit Facility Agreement (as hereinafter defined) on behalf of itself and each of the Revolving Credit Facility Secured Creditors (as hereinafter defined), Bank of America, N.A., in its capacity as servicer (the “Franchise Loan Facility Servicer”) under the Franchise Loan Facility Agreement (as hereinafter defined) on behalf of itself and each of the Franchise Loan Facility Secured Creditors (as hereinafter defined), each of the institutional investors listed on Schedule 1 attached hereto (each a “Noteholder” and collectively, the “Noteholders”), the Company (as hereinafter defined) and the Guarantors (as hereinafter defined).

RECITALS:

A.  Ruby Tuesday, Inc., a Georgia corporation (the “Company”), is concurrently herewith entering into that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 (the “Note Agreement”) with the institutional investors listed on Schedule A attached thereto, (the “Holders”), said Note Agreement amends and restates that certain Note Purchase Agreement dated as of April 1, 2003 (as amended by that certain First Amendment dated as of October 1, 2003 and that certain Second Amendment dated as of November 30, 2007, the “Original Note Agreement”) pursuant to which the original purchasers purchased $150,000,000 aggregate principal amount of the Company’s Senior Notes consisting of $85,000,000 aggregate principal amount of its 4.69% Senior Notes, Series A, due April 1, 2010 (as heretofore amended, the “Original Series A Notes”) and $65,000,000 aggregate principal amount of its 5.42% Senior Notes, Series B, due April 1, 2013 (as heretofore amended, the “Original Series B Notes”; said Original Series B Notes together with the Original Series A Notes are collectively referred to herein as the “Original Notes”). Pursuant to the Note Agreement, the Company is concurrently herewith amending and restating the Original Notes to be in the forms of the Notes (as defined in the Note Agreement) attached to the Note Agreement and is issuing such Notes (herein, the “Senior Secured Notes”) to the Holders.

B.  The Company has heretofore entered into that certain Amended and Restated Revolving Credit Agreement dated as of February 28, 2007 with the Revolving Credit Facility Lenders, the Revolving Credit Facility Agent, Bank of America, N.A., as issuing bank (the “Issuing Bank”) and swingline lender (as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of November 30, 2007 and that certain Limited Waiver Agreement dated as of February 29, 2008, the “Original Revolving Credit Facility Agreement”), pursuant to which the Revolving Credit Facility Lenders provide to the Company a revolving credit loan maturing February 23, 2012 in an amount not to exceed $500,000,000. The Company is concurrently herewith entering into that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 21, 2008 (the “Second Amendment to Revolving Credit Facility Agreement”) to the Original Revolving Credit Facility Agreement (the Original Revolving Credit Facility Agreement as amended by the Second Amendment to Revolving Credit Facility Agreement being herein referred to as the “Revolving Credit Facility Agreement”).

C.  The Company has heretofore entered that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004 with the Franchise Loan Facility Servicer, AmSouth Bank, as Documentation Agent, SunTrust Bank, as Co-Syndication Agent, and Wachovia Bank, N.A., as Co-Syndication Agent, and the Participants party thereto (as amended by that certain First Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of September 8, 2006, that certain Second Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of February 28, 2007 and that certain Third Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of November 30, 2007, the “Original Franchise Loan Facility Agreement”), pursuant to which the Franchise Loan Facility Participants provide to certain franchisees of the Company revolving credit loans maturing no later than October 5, 2011 in an aggregate amount not to exceed $48,000,000 and which revolving credit loans are guaranteed by the Company. The Company is concurrently herewith entering into that certain Fourth Amendment to Amended and Restated Loan Facility Agreement and Guaranty dated as of May 21, 2008 (the “Fourth Amendment to Franchise Loan Facility Agreement”) to the Original Franchise Loan Facility Agreement (the Original Franchise Loan Facility Agreement as amended by the Fourth Amendment to the Franchise Loan Facility Agreement being herein referred to as the “Franchise Loan Facility Agreement”).

D.  The obligations of the Company to the Noteholders under the Note Agreement, the Senior Secured Notes and the other Senior Note Documents (as hereafter defined), the obligations of the Company to the Revolving Credit Facility Lenders, the Revolving Credit Facility Agent and the Issuing Bank under the Revolving Credit Facility Agreement and the other Revolving Credit Facility Loan Documents (as hereinafter defined), the obligations of the Company to the Franchise Loan Facility Servicer and the Franchise Loan Facility Participants under the Franchise Loan Facility Agreement and the other Franchise Loan Facility Documents (as hereinafter defined) and the other Senior Secured Obligations (as hereinafter defined) will be secured equally and ratably by the Collateral (as hereinafter defined) pursuant to certain documents set forth on Exhibit A hereto and the other Security Documents and administered in accordance with the terms and conditions hereof. The Noteholders, the Revolving Credit Facility Agent on behalf of the Revolving Credit Facility Lenders and the Franchise Loan Facility Servicer on behalf of the Franchise Loan Facility Participants desire to appoint Bank of America, N.A. as the collateral agent (the “Collateral Agent”) to act on behalf of the Noteholders, the Revolving Credit Facility Lenders and the Franchise Loan Facility Participants regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Noteholders, the Revolving Credit Facility Lenders and the Franchise Loan Facility Participants regarding their equal and ratable interests in the Collateral.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	DEFINITIONS.

Section 1.1.     Definitions. The following terms shall have the meanings assigned to them below in this Section 1.1 or in the provisions of this Agreement referred to below:

“Affiliate” shall mean at any time, and (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in the preamble hereof, and shall include such agreement as amended, restated, supplemented or otherwise modified in accordance with its terms.

“Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois, Charlotte, North Carolina or Knoxville, Tennessee are required or authorized to be closed.

“Cash Equivalent Investments” shall mean, (a) direct obligations of the United States Government or any agencies thereof and obligations guaranteed by the United States Government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 60 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.

“Collateral” shall mean all collateral under, and cash received in respect of, the Security Documents.

“Collateral Agent” shall be the party identified as such in the Recitals hereof, and its successors and permitted assigns.

“Commitment” shall mean (a) in respect of the Revolving Credit Facility Agreement, the commitment of the Revolving Credit Facility Lenders to fund borrowing requests by the Company or participate in Revolving Credit Facility Letters of Credit or the Issuing Bank to issue Revolving Credit Facility Letters of Credit, in accordance with the Revolving Credit Facility Agreement and (b) in respect of the Franchise Loan Facility Agreement, the commitment of the Franchise Loan Facility Servicer to fund advances to franchisees designated by the Company or to issue Franchise Loan Facility Letters of Credit in accordance with the Franchise Loan Facility Agreement or of the Franchise Loan Facility Participants to participate in advances to the franchisees or to participate in Franchise Loan Facility Letters of Credit.

“Company Proceeds” shall have the meaning assigned thereto in Section 2.1(c).

“Creditor” shall mean any one of the Noteholders, the Revolving Credit Facility Secured Creditors, the Franchise Loan Facility Secured Creditors, but, in each case, only in such capacity, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Person in such capacity.

“Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

“Default Notice” shall have the meaning assigned thereto in Section 5.2.

“Enforcement Event” shall mean (a) the commencement of a Bankruptcy Proceeding with respect to the Company or any Subsidiary, (b) the acceleration of the Senior Secured Notes or the obligations under the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement or (c) the exercise of any remedy by the Collateral Agent against the Company or any Subsidiary with respect to the Collateral.

“Event of Default” shall mean any event or occurrence which would constitute (a) an “Event of Default” under the terms of the Note Agreement, the Revolving Credit Facility Agreement or any Security Document or (b) a “Credit Event” under the terms of the Franchise Loan Facility Agreement.

“Existing Guaranties” shall mean the Guaranty Agreement (as defined in the Note Agreement), the Subsidiary Guaranty Agreement (as defined in the Revolving Credit Facility Agreement) and any Subsidiary Guaranty Agreement (as defined in the Franchise Loan Facility Agreement) as each is in effect on the date hereof and as each may be amended, restated, supplemented, replaced or otherwise modified in accordance with the terms thereof.

“Fee Letter” shall mean the fee letter dated as of the date hereof by and between the Company and the Collateral Agent.

“Financing Documents” means the Franchise Loan Facility Documents, the Revolving Credit Facility Documents and the Senior Note Documents.

“Franchise Loan Facility Agreement” shall have the meaning assigned thereto in the Recital hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Franchise Loan Facility Agreement Obligations” means the “Guaranteed Obligations” under and as defined in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Franchise Loan Facility Documents” shall mean the Franchise Loan Facility Agreement, the Existing Guaranties in favor of the Franchise Loan Facility Participants and all guaranties, fee letters, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Franchise Loan Facility Letters of Credit” shall mean all the letters of credit issued under or pursuant to the Franchise Loan Facility Agreement.

“Franchise Loan Facility Participant Exposure” shall mean, as of any date of determination, for any Franchise Loan Facility Participant, the amount of such Franchise Loan Facility Participant’s Participating Commitment; provided that, if (a) a Bankruptcy Proceeding with respect to the Company or any Guarantor has been commenced, (b) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) or (c) such Franchise Loan Facility Participant has terminated its Commitment, then “Franchise Loan Facility Participant Exposure” shall mean, as of such date of determination, for such Franchise Loan Facility Participant, such Franchise Loan Facility Participant’s Funded Participant’s Interest.

“Franchise Loan Facility Participants” shall mean the financial institutions from time to time party to the Franchise Loan Facility Documents as Participants thereunder and as defined therein and their successors and permitted assigns.

“Franchise Loan Facility Secured Creditors” shall mean the Franchise Loan Facility Servicer and the Franchise Loan Facility Participants.

“Franchise Loan Facility Servicer” shall have the meaning assigned thereto in the Recital hereof and shall include its successors and assigns.

“Funded Participant’s Interest” shall have the meaning assigned thereto in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Guarantor” shall mean any Guarantor under an Existing Guaranty or any other guaranty in respect of indebtedness existing under the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement.

“Hedging Agreements” shall mean the Hedging Agreements under and as defined in the Revolving Credit Facility Agreement.

“Indemnity Share” shall have the meaning assigned thereto in Section 4.6.

“Issuing Bank” is defined in the preamble hereof, and shall include any successor thereof.

“Letter of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.8 hereof.

“Letter of Credit Exposure” shall mean, at any time and without duplication, the sum of (a) the aggregate undrawn portion of all uncancelled and unexpired Letters of Credit and (b) the aggregate unpaid reimbursement obligations of the Company in respect of drawings under any Letter of Credit.

“Letters of Credit” shall mean the collective reference to the Revolving Credit Facility Letters of Credit and the Franchise Loan Facility Letters of Credit.

“Lien” shall mean, with respect to any Person, any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” shall have the meaning assigned thereto in the Note Agreement as in effect on the date hereof.

“Majority Creditors” shall mean (a) Noteholders holding at least 51% of the aggregate outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes, (b) Revolving Credit Facility Lenders holding at least 51% of the aggregate amount of the Revolving Credit Facility Lender Exposure of all Revolving Credit Facility Lenders and (c) Franchise Loan Facility Participants holding at least 51% of the aggregate amount of the Franchise Loan Facility Participant Exposure of all Franchise Loan Facility Participants, in each case, voting as a separate class.

“Non-Indemnifying Creditor” shall have the meaning assigned thereto in Section 4.6.

“Note Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Noteholders” shall mean the parties identified as such in the Recitals hereof, and their successors and permitted assigns.

“Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of an Event of Default.

“Participating Commitment” shall have the meaning assigned thereto in the Franchise Loan Facility Agreement as in effect on the date hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Requisite Creditors” shall mean (a) the Noteholders holding obligations under the Senior Secured Notes, the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Note Agreement, (b) the Revolving Credit Facility Creditors the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Revolving Credit Facility Agreement and (c) the Franchise Loan Facility Creditors the approval of which is required to approve any contemplated amendment or modification of, termination or waiver of any provision of or consent to any departure from the terms of this Agreement under the terms of the Franchise Loan Facility Agreement, in each case, voting as a separate class.

“Returned Amount” shall have the meaning assigned thereto in Section 5.11.

“Revolving Commitment” shall have the meaning assigned thereto in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Exposure” shall have the meaning assigned thereto in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Facility Agent” shall have the meaning assigned thereto in the Recitals hereof, and shall include its successors and permitted assigns.

“Revolving Credit Facility Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, restated, replaced, supplemented or otherwise modified in accordance with its terms or as refinanced.

“Revolving Credit Facility Agreement Obligations” shall mean the “Obligations” under and as defined in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Revolving Credit Facility Documents” shall mean the Revolving Credit Facility Agreement, the Revolving Credit Notes, the Existing Guaranties in favor of the Revolving Credit Facility Lenders and all fee letters, guaranties, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Revolving Credit Facility Lender Exposure” shall mean, as of any date of determination, for any Revolving Credit Facility Lender, the amount of such Revolving Credit Facility Lender’s Revolving Commitment; provided that, if (a) a Bankruptcy Proceeding with respect to the Company or any Guarantor has been commenced, (b) any of the Senior Secured Obligations have been accelerated (which acceleration has not been rescinded) or (c) such Revolving Credit Facility Lender has terminated its Commitment, then “Revolving Credit Facility Lender Exposure” shall mean, as of such date of determination, for such Revolving Credit Facility Lender, such Revolving Credit Facility Lender’s Revolving Credit Exposure.

“Revolving Credit Facility Lenders” shall mean the financial institutions from time to time party to the Revolving Credit Facility Agreement as Lenders thereunder and as defined therein and their successors and permitted assigns.

“Revolving Credit Facility Letters of Credit” shall mean all letters of credit issued under or pursuant to the Revolving Credit Facility Agreement.

“Revolving Credit Facility Secured Creditors” shall mean the Revolving Credit Facility Agent, the Issuing Bank, the Revolving Credit Facility Lenders and such Revolving Credit Facility Lenders and the Affiliates of Revolving Credit Facility Lenders which are parties to any Hedging Agreement with the Company or any Guarantor.

“Revolving Credit Notes” shall mean the “Revolving Credit Notes” under and as defined in the Revolving Credit Facility Agreement as in effect on the date hereof.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” shall mean the documents set forth on Exhibit A hereto including the Fee Letter and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as amended or amended and restated in conjunction herewith, or as may be amended, restated, replaced, supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof. Security Documents shall not include the Note Agreement, the Senior Secured Notes, the Subsidiary Guaranty (as defined in the Note Agreement), the Revolving Credit Notes, the Subsidiary Guaranty Agreement (as defined in the Revolving Credit Facility Agreement), any Subsidiary Guaranty Agreement (as defined in the Franchise Loan Facility Agreement), the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement.

“Senior Note Documents” shall mean the Note Agreement, the Senior Secured Notes, the Existing Guaranties in favor of the Noteholders and all other guaranties, mortgages, security agreements, pledge agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

“Senior Secured Notes” shall have the meaning assigned thereto in the Recitals hereof.

“Senior Secured Obligations” shall mean collectively (a) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Noteholders under the Senior Note Documents (including, but not limited to, all unpaid principal of, Make-Whole Amount, if any, and accrued and unpaid interest on the Senior Secured Notes), (b) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Revolving Credit Facility Secured Creditors under the Revolving Credit Facility Documents (including, but not limited to, all amounts owed in respect of Hedging Agreements of the Company or its Affiliates owing to a Revolving Credit Facility Secured Creditor or any of its Affiliates) and any other Revolving Credit Facility Agreement Obligation and (c) the indebtedness, obligations and liabilities of the Company and its Affiliates (including, without limitation, the Guarantors) to the Franchise Loan Facility

Secured Creditors under the Franchise Loan Facility Documents and any other Franchise Loan Facility Agreement Obligation, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company and their Affiliates to the Creditors arising out of any extension, refinancing or refunding of any of the foregoing obligations.

“Subsidiary” shall mean, as to any Person, any corporation, association or other business entity in which at least a majority of the outstanding voting securities shall be beneficially owned, directly or indirectly, by such Person. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

Section 1.2.     Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon the execution and delivery of (a) this Agreement by the Collateral Agent, the Noteholders, the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, (b) the Note Agreement by each of the parties thereto and the Senior Secured Notes by the Company, (c) the Second Amendment to Revolving Credit Facility Agreement by each of the parties thereto, (d) the Fourth Amendment to the Franchise Loan Facility Agreement by each of the parties thereto and (e) the Security Documents by each of the parties thereto that are necessary for such agreements to be legally effective.

SECTION 2.	RELATIONSHIPS AMONG SECURED PARTIES.
Section 2.1.	Equal and Ratable Sharing of Collateral.

(a)       The equal and ratable sharing of Collateral by the Creditors as provided for by this Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Note Agreement, the Revolving Credit Facility Agreement, the Franchise Loan Facility Agreement or the institution of any Bankruptcy Proceeding unless expressly agreed to in writing by the Requisite Creditors.

(b)       Notwithstanding the order or time of attachment of, or the order, time, or manner of perfection or the order or time of filing or recordation of any document or instrument, or other method of perfecting any Lien which may have heretofore been, or may hereafter be, granted to, or created in favor of, any Creditor (in its capacity as such) in any property or assets included or intended to be included in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any Financing Document or Security Document and notwithstanding any provision of the Uniform Commercial Code (as in effect in any applicable jurisdiction) or other applicable law, the Collateral Agent shall have a senior priority lien on and security interest in the Collateral. No Creditor (in its capacity as such) shall have apart from its interest as provided herein and in the Security Documents, (i) any Lien on or security interest in the property and assets included in the Collateral or (ii) any Lien on or security interest in any other property or assets of the Company or any Subsidiary, and, notwithstanding the foregoing, to the extent any Creditor acquires any such Liens or security interests, such Creditor shall be deemed to (and by its acceptance of this Agreement agrees to) hold those Liens and security interests for the ratable benefit of all Creditors and such property or assets shall be deemed a part of the Collateral.

(c)       All proceeds received by the Collateral Agent or any Creditor upon the sale, exchange, collection, foreclosure, or other disposition of or realization upon all or any part of the Collateral, in each case pursuant to the exercise of remedies under any Financing Document or any Security Document, or upon any collection or enforcement under any guaranty of the Senior Secured Obligations in connection with, or during the existence of, an Enforcement Event (together, the “Company Proceeds”), which term shall include, without limitation, (i) the proceeds of any liquidation, foreclosure sale, enforcement of any Lien, or other realization upon any Collateral or of any collection or enforcement under any guaranty of the Senior Secured Obligations, together with any other sums thereafter received by any Creditor or the Collateral Agent as part of the Collateral (including, without limitation, all amounts received by the Collateral Agent or any Creditor pursuant to the exercise by it of any right of set off in respect of the Senior Secured Obligations held by it) and (ii) the proceeds of any distributions of Collateral received by any Creditor or the Collateral Agent in respect of any amounts owing to it under any of the Financing Documents following any marshaling of the assets of the Company (whether in bankruptcy, reorganization, winding up proceedings or similar proceedings, or otherwise), or following confirmation of any plan of arrangement or plan of reorganization of Company or any guarantor, shall be distributed among the Creditors and the Collateral Agent as set forth in Section 5.8.

Section 2.2.     Restrictions on Actions. Each Creditor agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:

(a)       refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;

(b)       refrain from (1) selling any Senior Secured Obligations to the Company or any Affiliate of the Company or (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Company or any Affiliate of the Company, except (i) the Existing Guaranties, (ii) any guaranties required by Section 9.6 of the Note Purchase Agreement or Sections 5.10, 5.11 or 5.13 of the Revolving Credit Facility Agreement or Sections 6.9, 6.10 or 6.10B of the Franchise Loan Facility Agreement and (iii) any other guaranty or security granted to the Collateral Agent for the benefit of all Creditors; and

(c)       refrain from exercising any rights or remedies under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default;

provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from exercising any remedy under its documents that does not exercise a right under the Security Document or constitute a demand for payment under the Existing Guaranties (or any other guaranty permitted by Section 2.2(b)). For the avoidance of doubt, the Creditors agree that none of the following shall be restricted by the provisions of this Agreement: (i) imposing a default rate of interest in accordance with the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable, (ii) ceasing to honor requests for credit extensions of any kind including the issuance, extension or increase of Letters of Credit, (iii) ceasing to continue or make Eurodollar Loans under and as defined in the Revolving Credit Facility Agreement or ceasing to continue or make Adjusted LIBO Rate Loans under and as defined in the Franchise Loan Facility Agreement, (iv) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement or (v) exercising any right of setoff, recoupment or similar right; provided that the amounts so set-off or recouped shall constitute Collateral for purposes of this Agreement and the Creditor shall promptly cause such amounts to be delivered to the Collateral Agent for deposit in the Special Trust Account.

Section 2.3.	Representations and Warranties.

(a)       Each of the parties hereto represents and warrants to the other parties hereto that:

(i)        the execution, delivery and performance by such Person of this Agreement has been duly authorized by all necessary corporate proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Person; and

(ii)       the execution, delivery and performance by such Person of this Agreement will result in a valid and legally binding obligation of such Person enforceable in accordance with its terms.

(b)       The Revolving Credit Facility Agent represents and warrants to the other parties hereto that it is authorized to execute this Agreement on behalf of itself and each other Revolving Credit Facility Secured Creditor and the execution, delivery and performance by the Revolving Credit Facility Agent of this Agreement will result in a valid and legally binding obligation of each Revolving Credit Facility Secured Creditor enforceable in accordance with its terms.

(c)       The Franchise Loan Facility Servicer represents and warrants to the other parties hereto that it is authorized to execute this Agreement on behalf of itself and each other Franchise Loan Facility Secured Creditor and the execution, delivery and performance by the Franchise Loan Facility Servicer of this Agreement will result in a valid and legally binding obligation of each Franchise Loan Facility Secured Creditor enforceable in accordance with its terms.

Section 2.4.     Cooperation; Accountings. Each of the Creditors will, upon the reasonable request of another Creditor, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each of the Noteholders, the Franchise Loan Facility Servicer on behalf of the Franchise Loan Facility Secured Creditors, and the Revolving Credit Facility Agent on behalf of the Revolving Credit Facility Secured Creditors agree to provide to each other upon reasonable request a statement of all payments received in respect of Senior Secured Obligations.

Section 2.5.     Termination of Note Agreement, Revolving Credit Facility Agreement or Franchise Loan Facility Agreement. Upon payment in full of all Senior Secured Obligations to any Creditor, and, in the case of the Revolving Credit Facility Lenders, the termination of such Revolving Credit Facility Lender’s Commitment and the expiration or cancellation of all Letters of Credit issued by such Revolving Credit Facility Lender under such facility and in the case of the Franchise Loan Facility Participants, the termination of such Franchise Loan Facility Participant’s Commitment and the expiration or cancellation of all Letters of Credit issued by such Franchise Loan Facility Participant under such facility, such Creditor (a “Former Creditor”) shall, subject to Section 5.11 hereof, cease to be bound by this Agreement; provided, however, if all or any part of any payments to any Creditor made prior to such Former Creditor ceasing to be a party to this Agreement become a Returned Amount, then this Agreement in respect of such Former Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

SECTION 3.	APPOINTMENT AND AUTHORIZATION OF COLLATERAL AGENT.

(a)       Each Creditor and each other holder of a Senior Secured Obligations by its acceptance thereof hereby designates and appoints Bank of America, N.A. as the Collateral Agent of such Creditor under this Agreement and the Security Documents. The appointment made by this Section 3(a) is given for valuable consideration and coupled with an interest and, subject to Section 4.8, is irrevocable so long as the Senior Secured Obligations, or any part thereof, shall remain unpaid or any Revolving Credit Facility Lender or Franchise Loan Facility Participant is obligated to fund its Commitment or make or fund any advances under the Letters of Credit.

(b)       Each Creditor and each other holder of a Senior Secured Obligations by its acceptance thereof hereby irrevocably authorizes Bank of America, N.A. as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement or the Financing Documents or the Requisite Creditors, (4) act as its agent for perfection and (5) exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof together with such powers as are reasonably incidental thereto.

(c)       Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Security Documents or this Agreement or otherwise be deemed to exist for, be undertaken by or apply to the Collateral Agent.

(d)       The relationship between the Collateral Agent and each of the Creditors is that of an independent contractor. The use of the term “Collateral Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Collateral Agent and each of the Creditors. Nothing contained in this Agreement nor the other Security Documents shall be construed to create an agency, trust or other fiduciary relationship between the Collateral Agent and any of the Creditors or the Company. As an independent contractor empowered by the Creditors to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Security Documents, the Collateral Agent is nevertheless a “representative” of the Creditors, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Creditors and the Collateral Agent with respect to all Collateral. Such actions include the designation of the Collateral Agent as “secured party”, “mortgagee” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Senior Secured Obligations, all for the benefit of the Creditors and the Collateral Agent.

SECTION 4.	AGENCY PROVISIONS.

Section 4.1.     Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company (and shall constitute a Senior Secured Obligation under the Security Documents and hereunder) and shall be subject to the indemnity provisions of Section 4.6.

Section 4.2.     Exculpatory Provisions. Neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Company or any officer, representative, agent or employee thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the

Collateral Agent under or in connection with this Agreement or any Security Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or for any failure of the Company to perform its obligations thereunder. The Collateral Agent shall be under no obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents or any of the Senior Note Documents, the Revolving Credit Facility Documents or the Franchise Loan Facility Documents.

Section 4.3.     Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or any Security Document unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of Section 5.6 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.

Section 4.4.     Knowledge or Notice of Default or Event of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received written notice from a Creditor or the Company referring to the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, describing such Default or Event of Default, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry; provided that the failure of any Creditor to provide such notice shall not impair any rights of such Creditor hereunder.

Section 4.5.     Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as set forth in Section 2.3(a) hereof, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. The Collateral Agent shall have no duty or responsibility to provide any Creditor with information concerning the business, operations, property, financial or other condition, or creditworthiness of Company that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 4.6.	Indemnification.

(a)       Each Creditor agrees to indemnify the Collateral Agent and its employees, directors, officers, agents and attorneys-in-fact in their capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to its respective share of the sum of the aggregate outstanding principal amount of indebtedness evidenced by the Senior Secured Notes and the aggregate amount of Revolving Credit Facility Lender Exposure and Franchise Loan Facility Participant Exposure from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to the Security Documents, the actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof; provided that no Creditor shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent’s gross negligence or willful misconduct. If any Creditor (a “Non-Indemnifying Creditor”) fails to tender payment of its ratable share of any of such Indemnified Liabilities (its “Indemnity Share”), then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions of Collateral otherwise payable to such Non-Indemnifying Creditor an amount equal to its Indemnity Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Indemnity Share. The Collateral Agent shall also have the right to collect from such Non-Indemnifying Creditor, or withhold from any distributions to otherwise be made to such Non-Indemnifying Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Indemnifying Creditor’s Indemnity Share. The agreements in this Section 4.6(a) shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

(b)       The Company agrees to indemnify the Collateral Agent its employees, directors, officers, agents and attorneys-in-fact in their capacity as such from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) which may at any time (including, without limitation, at any time following an Event of Default or the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent arising out of or relating to (i) the Security Documents, (ii) the actions or omissions of the

Collateral Agent specifically required or permitted by this Agreement or the Security Documents or the exercise of remedies pursuant to written instructions of the Majority Creditors pursuant to Section 5.3 hereof, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Person to be indemnified hereunder is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of such indemnitee and (iv) the payment, failure to pay, or delay in payment of any taxes in respect of the granting of security under this Agreement or the Security Documents, any stamp or other taxes in respect of Senior Secured Obligations, or any other taxes imposed upon or assessed against the Collateral Agent relating to or, in connection with its services hereunder and thereunder (but excluding therefrom net income taxes and franchise taxes in lieu of net income taxes imposed on the Collateral Agent as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax and the Collateral Agent (except a connection arising solely from the Collateral Agent having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Security Documents or any of the Financing Documents), provided that the Company shall not be liable under this Section 4.6(b) for any such loss, claim, damage, liability, expense or obligation incurred by the Collateral Agent to the extent resulting from its own gross negligence or willful misconduct. It is the express intention of the parties hereto that each Person to be indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Person. The Company shall also reimburse any Creditor upon demand for any indemnification obligation in respect of which such Creditor shall become liable to the Collateral Agent as contemplated by Section 4.6(a) of this Agreement. The indemnity rights set forth in this Section 4.6(b) shall survive the payment of the Senior Secured Obligations, the resignation or removal of the Collateral Agent and the termination of this Agreement, the Security Documents and the Financing Documents.

Section 4.7.     Collateral Agent in Its Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Revolving Credit Facility Agreement or under the Franchise Loan Facility Agreement, Bank of America, N.A. shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include the Collateral Agent in its individual capacity.

Section 4.8.	Successor Collateral Agent.

(a)       The Collateral Agent may resign at any time upon 60 days’ written notice to the Creditors and the Company and may be removed at any time, with or without cause, by the Majority Creditors by written notice delivered to the Company, the Collateral Agent and the Creditors. If the Collateral Agent is also a Revolving Credit Facility Lender or Franchise Loan Facility Participant, then the holders of at least 51% of the outstanding principal amount of the indebtedness evidenced by the Senior Secured Notes may remove the Collateral Agent at any time. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was the Collateral Agent under this Agreement.

(b)       Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state banking authority; and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 60 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met.

(c)       The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.

(d)       The appointment of a successor Collateral Agent pursuant to Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Company, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute the same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.

SECTION 5.	ACTIONS BY THE COLLATERAL AGENT.

Section 5.1.     Duties and Obligations. The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

Section 5.2.     Notification of Default. If the Collateral Agent has been notified in writing that a Default or an Event of Default has occurred, the Collateral Agent shall notify the Creditors and may notify the Company of such determination. Any Creditor which has actual knowledge of a Default or an Event of Default, shall deliver to the Collateral Agent a written statement to such effect (a “Default Notice”). Failure to deliver a Default Notice to the Collateral Agent, however, shall not (a) constitute a waiver of such Default or Event of Default by the Creditors or (b) impair any rights of such Creditor hereunder. No Default Notice from any Creditor shall be required to be given (i) if such Event of Default is waived or cured by amendment prior to the time a Default Notice is delivered or (ii) if notice of such Event of Default has previously been delivered to the Collateral Agent. Upon receipt of a Default Notice or a notice as required by Section 4.4 from a Creditor, the Collateral Agent shall promptly (and in any event no later than five (5) Business Days after receipt of such notice in the manner provided in Section 7.8 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify a date on which responses are due.

Section 5.3.     Exercise of Remedies. The Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice delivered to the Collateral Agent and signed by the Majority Creditors.

Section 5.4.     Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Requisite Creditors.

Section 5.5.     Release of Collateral. Unless an Event of Default has occurred and is continuing and the Collateral Agent shall have received a Default Notice in connection therewith, the Collateral Agent may (but shall not be obligated to), without the approval of the Majority Creditors as required by Section 5.3 hereof, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company and its Affiliates pursuant to the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Facility Agreement and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon the instructions or stipulation from the class of Majority Creditors party to such agreement.

Section 5.6.     Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond those duties imposed by Section 207 of Article 9 of the Uniform Commercial Code with respect to any Collateral in the Collateral Agent’s actual possession.

Section 5.7.     Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such reasonable action and cooperate with the Collateral Agent to reasonably ensure that the rights, powers and remedies of all Creditors are exercised in full.

Section 5.8.     Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured pro rata by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon any realization upon the Collateral and/or the receipt of any payments under any Security Document after the occurrence of an Enforcement Event and any payments under any Existing Guaranty and any other guaranty of any Senior Secured Obligations, the Creditors agree that the proceeds thereof shall be applied:

first, to any amounts owing to the Collateral Agent by the Company or the Creditors pursuant to this Agreement, the Fee Letter or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses);

second, equally and ratably to the payment of all amounts of the Senior Secured Obligations constituting reimbursement of expenses (including attorney fees and other expenses of other professionals) and indemnities (other than breakage costs) required to be paid pursuant to the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Credit Facility Agreement;

third, equally and ratably to the payment of all amounts of interest outstanding that constitute Senior Secured Obligations (other than any Make-Whole Amount or breakage costs but including any periodic payments due under any Hedging Agreement constituting a Senior Secured Obligation) and letter of credit fees, commitment fees and administrative agent fees (such administrative agent fees not to exceed the amount thereof required to be paid pursuant to the applicable Financing Document as in effect on the date hereof) that constitute Senior Secured Obligations and are required to be paid pursuant to any Financing Document according to the aggregate amounts of such interest and fees then owing to each Creditor;

fourth, equally and ratably to the payment of all outstanding amounts of principal, Letter of Credit Exposure, the termination value of any Hedging Agreement to the extent such Hedging Agreement has been terminated on or prior to the date of the applicable distribution of proceeds, breakage compensation, prepayment premiums and up to $25,000,000 of Make-Whole Amount, if any, which constitute Senior Secured Obligations;

fifth, equally and ratably to all other amounts then due to the Creditors (including, without limitation, any Make-Whole Amount not paid pursuant to clause fourth above) under the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Credit Facility Agreement;

sixth, equally and ratably to all Disallowed Obligations under the Note Agreement, the Revolving Credit Facility Agreement and the Franchise Loan Credit Facility Agreement; and

seventh, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto.

Any payment pursuant to this Section 5.8 with respect to the outstanding amount of any undrawn Letters of Credit shall be paid to the Collateral Agent for deposit in an account (the “Letter of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letter of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Revolving Credit Facility Lenders or the Franchise Loan Facility Participants, as applicable, with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letter of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letter of Credit Collateral Account an amount equal to the product of (i) the amount then on deposit in the Letter of Credit Collateral Account, and (ii) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.8. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letter of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.8. All payments by the Collateral Agent hereunder shall be made (u) if to a Noteholder, directly to the applicable Noteholder, (x) if to any Revolving Credit Facility Secured Creditor, to the Revolving Credit Facility Agent for the account of the applicable Revolving Credit Facility Secured Creditor, (y) if to any Franchise Loan Facility Secured Creditor, to the Franchise Loan Facility Servicer for the account of the applicable Franchise Loan Facility Secured Creditor and (z) if to the Collateral Agent, directly to the Collateral Agent.

Section 5.9.     Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security

Documents or otherwise, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.8. The Collateral Agent may hold any such funds in a common interest bearing account. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.9 in investments which provide a maximum return; provided, however, that the Collateral Agent shall to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.9.

Section 5.10.	Determination of Amount of Senior Secured Obligations.

(a)       In determining the amount of the Senior Secured Obligations owed to each Creditor and the portions thereof which are due on account of principal, interest, fees, or expenses or otherwise, the Collateral Agent may request from each Creditor, and shall be entitled to rely upon, a statement from each Creditor setting forth the Senior Secured Obligations owed to it in such detail as shall permit the Collateral Agent to make the foregoing distributions. In the event of any dispute between any Creditors as to the Senior Secured Obligations owed to them or the amounts thereof, the Collateral Agent shall be entitled to hold such portion of the proceeds to be distributed as are subject to such dispute pending the resolution by the parties or pursuant to a judicial determination.

(b)       If in connection with a Bankruptcy Proceeding of the Company any portion of the Senior Secured Obligations referred to in clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 is determined to be unenforceable or is disallowed (such portion to be hereinafter referred to as a “Disallowed Obligation”), then such Disallowed Obligation shall not be included in the calculation of amounts to be paid pursuant to clauses SECOND, THIRD, FOURTH or FIFTH of Section 5.8 but shall be included in clause SIXTH of Section 5.8; provided, that in no event shall a claim pursuant to an Existing Guaranty or any other guaranty of a Senior Secured Obligation be included as a Disallowed Obligation unless the Senior Secured Obligation which is guaranteed by such Existing Guaranty or other guaranty also constitutes a Disallowed Obligation. In no event shall any Creditor take any action to challenge, contest or dispute the validity, extent, enforceability or priority of the Liens or claims of any other Creditor on the Collateral, or that would have the effect of invalidating such liens, or support any person who takes any such action. Each of the Creditors agrees that it will not take any action to challenge, contest or dispute the validity, extent, enforceability or the secured status of any other Creditor’s claims against the Company (other than any such claim resulting from the breach of this Agreement), or that would have the effect of invalidating such claim or support any person who takes any such action. For the avoidance of doubt, a Creditor’s claims that constitute Senior Secured Obligations shall be included in any distribution of proceeds pursuant to Section 5.8 whether or not a Lien held by such Creditor is invalidated or set aside. This Section 5.10(b) is without prejudice to the obligation of the Revolving Credit Facility Lenders and the Franchise Loan Facilities Participants to reimburse the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, respectively, for fees, expenses and other charges under the terms of the

Revolving Credit Facility Agreement and the Franchise Loan Facility Agreement irrespective of the disallowance of such fees, expenses or charges.

(c)       If in connection with a Bankruptcy Proceeding of Company, the fees and expenses of the Collateral Agent referred to in clause First of Section 5.8 are determined to be unenforceable or are disallowed, in whole or in part, each Creditor agrees to pay its Indemnity Share of such fees and expenses.

Section 5.11.   Reinstatement. If at any time the Collateral Agent or any Creditor shall be required to restore or return, or if such Person restores or returns in good faith settlement of pending or threatened avoidance claims, to the Company or to the bankruptcy estate of the Company any payments or distributions theretofore applied to the Senior Secured Obligations or any portion thereof, whether by reason of the insolvency, bankruptcy, reorganization or other similar event in respect of the Company (a “Returned Amount”), then, (a) the Collateral Agent (or Creditor, as applicable) shall promptly give notice of the Returned Amount to each Creditor and (b) each of the Creditors shall promptly transfer to the Collateral Agent (for reimbursement to the Collateral Agent or such Creditor, as the case may be) such amounts as are necessary such that each Creditor shall have received and retained the amount it would have received under Section 5.8 had the Returned Amount not previously been distributed (its “Returned Amount Share”). If any Creditor (a “Non-Returning Secured Creditor”) fails to tender payment of its Returned Amount Share, then the Collateral Agent is hereby expressly granted the right thereafter to, and shall, withhold from any distributions otherwise payable to such Non-Returning Secured Creditor an amount equal to its Returned Amount Share remaining unpaid at such time of receipt of such distributions and apply such amount withheld in satisfaction of such Returned Amount Share. The Collateral Agent shall also have the right to collect from such Non-Returning Secured Creditor, or withhold from any distributions under Section 5.8 to otherwise be made to such Non-Returning Secured Creditor, the Collateral Agent’s reasonable costs and expenses incurred in collecting such Non-Returning Secured Creditor’s Returned Amount Share. The agreements in this Section 5.11 shall survive the payment of the Senior Secured Obligations and the termination of the Financing Documents or this Agreement.

SECTION 6.	BANKRUPTCY PROCEEDINGS.

The following provisions shall apply during any Bankruptcy Proceeding of the Company or any Affiliate of the Company:

(a)       The Collateral Agent shall act on the instructions of the Requisite Creditors with respect to the administration of the Collateral in such Bankruptcy Proceeding and each Creditor agrees to be bound by such instructions with respect to matters pertaining to the Collateral.

(b)       Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.

(c)       Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.8.

SECTION 7.	MISCELLANEOUS.

Section 7.1.     Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company and their Affiliates, including, without limitation, the Guarantors, in which the Collateral Agent at any time acquires a security interest or Lien pursuant to the Security Documents, the Note Agreement, the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, security agreement, pledge agreement or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors.

Section 7.2.     Marshalling. The Collateral Agent shall not be required to marshall any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

Section 7.3.     Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Requisite Creditors referred to in clause (a) of the definition thereof, the Revolving Credit Facility Agent (acting upon the direction of the Requisite Creditors referred to in clause (b) of the definition thereof), the Franchise Loan Facility Servicer (acting upon the direction of the Requisite Creditors referred to in clause (c) of the definition thereof) and the Collateral Agent.

Section 7.4.     Governing Law. This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois.

Section 7.5.     Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor may assign or transfer its rights hereunder or under the Security Documents without such assignees or transferees agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein; provided further, (a) that with respect to the Revolving Credit Facility Secured Creditors (other than the Revolving Credit Facility Agent) and the Franchise Loan Facility Creditors (other than the Franchise Loan Facility Servicer), the requirements of this Section 7.5 shall be satisfied upon satisfaction of the assignment provisions set forth in the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable and (b) that with respect to the Revolving Credit Facility Agent and the Franchise Loan Facility Servicer, the requirements of this Section 7.5 shall be satisfied upon the satisfaction of the resignation of the Revolving Credit Facility Agent or the Franchise Loan Facility Servicer in accordance with the terms of the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable, and appointment of a successor thereto in accordance with the terms of the Revolving Credit Facility Agreement or the Franchise Loan Facility Agreement, as applicable.

Section 7.6.     Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 7.7.     Termination. Upon payment in full of the Senior Secured Obligations in accordance with their respective terms, the termination of the Commitments and the expiration or cancellation of all undrawn Letters of Credit under the Revolving Credit Facility Documents and the Franchise Loan Facility Documents, this Agreement shall terminate.

Section 7.8.     Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Revolving Credit Facility	c/o Revolving Credit Facility Agent,
Secured Creditor, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Franchise Loan Facility	c/o Franchise Loan Facility Servicer
Secured Creditor, at:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

Email: laura.call@bankofamerica.com

If to any Noteholder, at:	Such address as set forth for such Noteholder on Schedule 1 hereto
If to the Company, at:	Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, Tennessee 37801

Attention: Chief Financial Officer

or at such other address for notice as the Collateral Agent, such Creditor or the Company shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose. Notwithstanding any provision of this Agreement to the contrary, all notices to the Revolving Credit Facility Secured Creditors shall be delivered to the Revolving Credit Facility Agent and all notices to the Franchise Loan Facility Secured Creditors shall be delivered to the Franchise Loan Facility Servicer. The obligation of any Revolving Credit Facility Secured Creditor to give notice hereunder may be satisfied by the giving of such notice by the Revolving Credit Facility Agent and the obligation of any Franchise Loan Facility Secured Creditor to give notice hereunder may be satisfied by the giving of such notice by the Franchise Loan Facility Servicer.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

BANK OF AMERICA, N.A., as Collateral Agent

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title:	Assistant Vice President

BANK OF AMERICA, N.A., as Revolving Credit Facility Agent

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title: Assistant Vice President

BANK OF AMERICA, N.A., as Franchise Loan Facility Servicer

By /s/ Anne M. Zeschke

Name: Anne M. Zeschke

Title: Assistant Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Timothy S. Collins

Name: Timothy S. Collins

Title:  Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, for its Group Annuity Separate Account, as a Noteholder

By /s/ Timothy S. Collins

Name: Timothy S. Collins

Title:Authorized Representative

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Noteholder

By /s/ Billy B. Greer

Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, as a Noteholder

By: Prudential Investment Management, Inc.,

as Investment Manager

By /s/ Billy B. Greer

Vice President

PRUCO LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Billy B. Greer

Assistant Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

GIBRALTAR LIFE INSURANCE CO., LTD., as a Noteholder

By: Prudential Investment Management    (Japan), Inc., as Investment Manager

By: Prudential Investment Management, Inc., as Sub-Adviser

By /s/ Billy B. Greer

Vice President

ZURICH AMERICAN INSURANCE COMPANY, as a Noteholder

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

By /s/ Billy B. Greer

Vice President

PHOENIX LIFE INSURANCE COMPANY, as a Noteholder

By /s/ John H. Beers

Name: John H. Beers

Title:	Vice President

NATIONWIDE LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Thomas M. Powers

Name: Thomas M. Powers

Title:	Authorized Signatory

Signature page to Intercreditor

  and Collateral Agency Agreement

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE LIFE AND ANNUITY COMPANY OF AMERICA, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY, as a Noteholder

By /s/ Joseph P. Young

Name: Joseph P. Young

Title:	Authorized Signatory

UNITED OF OMAHA LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title:	Senior Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

COMPANION LIFE INSURANCE COMPANY, as a Noteholder

By /s/ Curtis R. Caldwell

Name: Curtis R. Caldwell

Title:	Authorized Signer

MODERN WOODMEN OF AMERICA, as a Noteholder

By /s/ Douglas A. Pannier

Name: Douglas A. Pannier

Title:	Portfolio Mgr. – Private Placements

ASSURITY LIFE INSURANCE COMPANY (successor in interest to Security Financial Life Insurance Co.), as a Noteholder

By /s/ Victor Weber

Name: Victor Weber

Title:	Senior Director- Investments

BANC OF AMERICA SECURITIES LLC, as a Noteholder

By /s/ Jonathan M. Barnes

Name: Jonathan M. Barnes

Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

Each of the undersigned hereby acknowledges (a) the terms of the foregoing Agreement, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, and (c) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

RUBY TUESDAY, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Senior Vice President

RTBD, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	President

RUBY TUESDAY, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT FINANCE, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RUBY TUESDAY GC CARDS, INC.

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT TAMPA FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT ORLANDO FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT SOUTH FLORIDA FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT NEW YORK FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT SOUTHWEST FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT MICHIANA FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT FRANCHISE ACQUISITION, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT FLORIDA EQUITY, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RTGC, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT WEST PALM BEACH FRANCHISE, LP

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

RT MICHIGAN FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

RT DETROIT FRANCHISE, LLC

By /s/ Marguerite N. Duffy

Name: Marguerite N. Duffy
Title:	Vice President

Signature page to Intercreditor

  and Collateral Agency Agreement

INFORMATION RELATING TO THE NOTEHOLDERS

THE NORTHWESTERN MUTUAL LIFE

  INSURANCE COMPANY

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Securities Department

Telecopier Number: (414) 665-7124

THE NORTHWESTERN MUTUAL LIFE

  INSURANCE COMPANY, for its Group

  Annuity Separate Account

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Securities Department

Telecopier Number: (414) 665-7124

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA

c/o Prudential Capital Group

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Managing Director

PRUDENTIAL RETIREMENT INSURANCE AND

ANNUITY COMPANY

c/o Prudential Capital Group

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Managing Director

PRUCO LIFE INSURANCE COMPANY

c/o Prudential Capital Group

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Managing Director

GIBRALTAR LIFE INSURANCE CO., LTD.

c/o Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Managing Director

SCHEDULE 1

(to Intercreditor and Collateral Agency Agreement)

ZURICH AMERICAN INSURANCE COMPANY

c/o Prudential Capital Group

1170 Peachtree Street, Suite 500

Atlanta, GA 30309

Attention: Managing Director

NATIONWIDE LIFE INSURANCE COMPANY

One Nationwide Plaza (1-33-07)

Columbus, Ohio 43215-2220

Attention: Corporate Fixed-Income Securities

NATIONWIDE LIFE AND ANNUITY

INSURANCE COMPANY

One Nationwide Plaza (1-33-07)

Columbus, Ohio 43215-2220

Attention: Corporate Fixed-Income Securities

NATIONWIDE LIFE INSURANCE COMPANY

OF AMERICA

One Nationwide Plaza (1-33-07)

Columbus, Ohio 43215-2220

Attention: Corporate Fixed-Income Securities

NATIONWIDE MUTUAL FIRE INSURANCE

COMPANY

One Nationwide Plaza (1-33-07)

Columbus, Ohio 43215-2220

Attention: Investments

UNITED OF OMAHA LIFE INSURANCE

COMPANY

Mutual of Omaha Plaza

Omaha, Nebraska 68175-1011

Attention: 4-Investment Loan Administration

COMPANION LIFE INSURANCE COMPANY

c/o Mutual of Omaha Insurance Company

Mutual of Omaha Plaza

Omaha, Nebraska 68175-1011

Attention: 4-Investment Loan Administration

S-1-2

PHOENIX LIFE INSURANCE COMPANY

c/o Phoenix Investment Partners, Ltd.

56 Prospect Street

Hartford, Connecticut 06115

Attention: Private Placements Division

Direct Number:	(860) 403-5519
Fax Number:	(860) 403-7248

MODERN WOODMEN OF AMERICA

1701 First Avenue

Rock Island, Illinois 61201

Attention: Investment Department

SECURITY FINANCIAL LIFE INSURANCE CO.

4000 Pine Lake Road

P.O. Box 82248

Lincoln, NE 68501-2248

BANC OF AMERICA SECURITIES LLC

9 West 57th Street

NY1-302-02-01

New York, New York 10019

Attention: __________

Telephone: __________

Facsimile: __________

S-1-3

SECURITY DOCUMENTS

Pledge Agreement dated as of the May 21, 2008 in favor of the Collateral Agent, for the benefit of the holders of the Senior Secured Obligations, executed by each of the Company, the Guarantors and the Collateral Agent, as amended or modified from time to time.

CH2\2387083.7

EXHIBIT A

(to Intercreditor and Collateral Agency Agreement)

Exhibit H

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of May 21, 2008 (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”) is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof by executing a Pledge Supplement Agreement in the form attached hereto as Schedule I and made a part hereof (individually a “Pledgor”, and collectively the “Pledgors”) and Bank of America, N.A., as collateral agent under the Intercreditor Agreement (defined below) (in such capacity, the “Collateral Agent”) for the Secured Creditors (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Ruby Tuesday, Inc., a Georgia corporation (“Ruby Tuesday” or the “Borrower”), pursuant to the terms of that certain Amended and Restated Revolving Credit Agreement dated as of February 28, 2007 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (“Administrative Agent”), issuing bank and swing line lender; and

WHEREAS, Ruby Tuesday has entered into that certain Amended and Restated Loan Facility Agreement and Guaranty dated as of November 19, 2004 (as amended, modified, supplemented or extended from time to time, the “Loan Facility Agreement”) among Ruby Tuesday as the sponsor, the participants from time to time party thereto (the “Participants”) and Bank of America, N.A. as servicer and agent for the Participants (the “Servicer”); and

WHEREAS, pursuant to that certain Amended and Restated Note Purchase Agreement dated as of May 21, 2008 among Ruby Tuesday and the purchasers party thereto (the “Senior Note Purchasers”) (as amended, modified, restated or supplemented from time to time, the “Senior Note Purchase Agreement”), Ruby Tuesday has issued and sold to the Senior Note Purchasers Amended and Restated Senior Secured Notes, Series A, due April 1, 2010 and Amended and Restated Senior Secured Notes, Series B, due April 1, 2013 (together with all notes issued in substitution or exchange therefore or in replacement thereof in accordance with the terms of the Senior Note Purchase Agreement, the “Senior Notes”); and

WHEREAS, the Lenders, the Participants and the Senior Note Purchasers have each required that the Pledgors execute and deliver to the Collateral Agent, for the benefit of the Secured Creditors, this Pledge Agreement; and

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)         Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Intercreditor Agreement.

(b)        As used herein, the following terms shall have the meanings assigned thereto in the UCC: Accession, Financial Asset, Proceeds and Security.

(c)        As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the Recitals hereof.

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“Borrower” has the meaning provided in the Recitals hereof.

“Collateral Agent” has the meaning provided in the introductory paragraph hereof.

“Credit Agreement” has the meaning provided in the Recitals hereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” has the meaning provided in the Intercreditor Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Enforcement Event” has the meaning provided in the Intercreditor Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning provided in the Intercreditor Agreement.

“Financing Documents” has the meaning provided in the Intercreditor Agreement.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“Governmental Authority” means any nation or government, any state of other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions pertaining to government.

“Intercreditor Agreement” means that certain Intercreditor and Collateral Agency Agreement dated as of the date hereof among the Borrower, the Subsidiaries of the Borrower party thereto, the Senior Note Purchasers, the Administrative Agent, on behalf of all of the Lenders under the Credit Agreement, the Servicer on behalf of all the Participants under the Loan Facility Agreement and the Collateral Agent, as amended, modified, supplemented or extended from time to time.

“Lenders” has the meaning provided in the Recitals hereof.

“Lien” has the meaning provided in the Intercreditor Agreement.

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“Loan Facility Agreement” has the meaning provided in the Recitals hereof.

“Non-Voting Equity” has the meaning provided in Section 2 hereof.

“Participants” has the meaning provided in the Recitals hereof.

“Permitted Liens” means any Lien which is permitted under each of the Credit Agreement, the Loan Facility Agreement and the Senior Note Purchase Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Pledgor” and “Pledgors” has the “meaning provided in the introductory paragraph hereof.

“Requisite Creditors” has the meaning provided in the Intercreditor Agreement.

“Ruby Tuesday” has the meaning provided in the Recitals hereof

“Secured Creditors” means the collective reference to the holders of the Senior Secured Obligations and “Secured Creditor” means any one of them.

“Securities Act” has the meaning provided in Section 8 hereof.

“Senior Note Purchasers” has the meaning provided in the Recitals hereof.

“Senior Note Purchase Agreement” has the meaning provided in the Recitals hereof.

“Senior Notes” has the meaning provided in the Recitals hereof.

“Senior Secured Obligations” has the meaning provided in the Intercreditor Agreement.

“Servicer” has the meaning provided in the Recitals hereof.

“Subsidiary” has the meaning provided in the Intercreditor Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

“Voting Equity” has the meaning provided in Section 2 hereof.

2.          Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Senior Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a)         Pledged Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of

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each Domestic Subsidiary set forth on Schedule 2(a) attached hereto and (ii) sixty-six percent (66%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Voting Equity”) and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (“Non-Voting Equity”) owned by such Pledgor of each Foreign Subsidiary directly owned by such Pledgor set forth on Schedule 2(a) attached hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) below, the “Pledged Shares”), including, but not limited to, the following:

(A)        all shares, securities, membership interests and other Equity Interests or other property representing a dividend or other distribution on or in respect of any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any other dividends, distributions, subscriptions, warrants, cash, securities, instruments, rights, options or other property issued to or received or receivable by the holder of, or otherwise in respect of, the Pledged Shares; and

(B)        without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the any Financing Document, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

(b)         Additional Shares. (i) One hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of any Person that hereafter becomes a Domestic Subsidiary and (ii) sixty-six percent (66%) (or, if less, the full amount owned by such Pledgor) of the Voting Equity and one hundred percent (100%) (or, if less, the full amount owned by such Pledgor) of the Non-Voting Equity owned by such Pledgor of any Person that hereafter becomes a Foreign Subsidiary directly owned by such Pledgor, including, without limitation, the certificates (or other agreements or instruments) representing such Equity Interests.

(c)         Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Equity Interests to the Collateral Agent as collateral security for the Senior Secured Obligations. Upon delivery to the Collateral Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

3.          Security for Senior Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Senior Secured Obligations (subject to Section 23 hereof).

4.	Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a)         Delivery of Certificates. Each Pledgor shall deliver to the Collateral Agent Agent (i) simultaneously with or prior to execution and delivery of this Pledge Agreement, all

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certificates, if any, representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates and instruments shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b)         Additional Securities. If such Pledgor shall receive (or become entitled to receive) by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate or instrument, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or other Equity Interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, conversion of, or an exchange for, any Pledged Collateral or otherwise in respect thereof; (iii) dividends payable in securities; or (iv) distributions of securities or other Equity Interests, cash or other property in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall accept and receive each such certificate, instrument, option, right, dividend or distribution in trust for the benefit of the Collateral Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Senior Secured Obligations.

(c)         Financing Statements. Each Pledgor authorizes the Collateral Agent to file one or more financing statements (with a description of the Pledged Collateral contained herein) disclosing the Collateral Agent’s security interest in the Pledged Collateral. Each Pledgor agrees to execute and deliver to the Collateral Agent such financing statements and other filings as may reasonably be requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

5.          Representations and Warranties. Each Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Creditors, that so long as any of the Senior Secured Obligations remains outstanding (other than any indemnity obligations that survive the termination of the commitments relating thereto) and until all of the commitments relating thereto have been terminated:

(a)         Authorization of Pledged Shares. The Pledged Shares owned by such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b)         Title. Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and is the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor other than Permitted Liens.

(c)         Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting such Pledgor or any of its property.

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(d)         Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Collateral or any other Person is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement (except as have been already obtained) or (ii) for the exercise by the Collateral Agent or the Secured Creditors of their rights and remedies hereunder (except as may be required by the UCC or applicable foreign laws or laws affecting the offering and sale of securities).

(e)         Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Secured Creditors, in the Pledged Collateral owned by such Pledgor. The taking of possession by the Collateral Agent of the certificates representing the Pledged Shares and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in the Pledged Shares consisting of certificated securities of Domestic Subsidiaries and, when properly perfected by filing or registration, in all other Pledged Collateral represented by such Pledged Shares and instruments securing the Senior Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

(f)         Partnership and Membership Interests. Except as previously disclosed to the Collateral Agent, none of the Pledged Shares consisting of partnership or limited liability company interests owned by such Pledgor (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g)         No Other Interests. As of the date hereof, such Pledgor does not own any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto.

6.          Covenants. Each Pledgor hereby covenants, that so long as any of the Senior Secured Obligations remain outstanding and until all of the commitments relating thereto have been terminated, such Pledgor shall:

(a)         Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Collateral Agent, for the benefit of the Secured Creditors, pursuant to this Pledge Agreement.

(b)         Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Financing Documents.

(c)         Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be reasonably necessary and desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including, without limitation, any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Collateral Agent, delivering to

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the Collateral Agent upon its request after the occurrence of an Event of Default, irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(d)         Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Financing Documents.

(e)         Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(f)         Issuance or Acquisition of Equity Interests. Not, without executing and delivering, or causing to be executed and delivered, to the Collateral Agent such agreements, documents and instruments as the Collateral Agent may reasonably request for the purpose of perfecting its security interest therein, issue or acquire any Equity Interests constituting Pledged Collateral consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

7.          Advances by Secured Creditors. On failure of any Pledgor to perform any of the covenants and agreements contained herein which constitutes an Event of Default and while such Event of Default is continuing, the Collateral Agent may, at its sole option and in its sole discretion, upon prior notice to the Pledgors, perform the same and in so doing may expend such sums as the Collateral Agent may deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Collateral Agent or the Secured Creditors may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 23 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Senior Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Collateral Agent or the Secured Creditors on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the Financing Documents or any other documents relating to the Senior Secured Obligations.

8.	Remedies.

(a)         General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent and the Secured Creditors shall have, in addition to the rights and remedies provided herein, in the Financing Documents, in any other documents relating to the Senior Secured Obligations, or by law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Pledged Collateral.

(b)        Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable

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law. To the extent permitted by law, any Secured Creditor may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 14 of this Pledge Agreement at least ten days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)         Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Collateral Agent may be unable or deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may be at prices and on other terms less favorable than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933, as amended (the “Securities Act”)), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d)        Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Senior Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Senior Secured Obligations for any reason.

(e)         Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Secured Creditors are legally entitled, the Pledgors shall be jointly and severally liable (subject to Section 23 hereof) for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Senior Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.	Rights of the Collateral Agent.

(a)         Power of Attorney. Each Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Secured Creditors, and each of its designees or agents, as attorney-in-fact of such

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CHAR1\1042960v9

Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)         to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Collateral Agent may deem appropriate;

(ii)        to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)       to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem appropriate;

(iv)       to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)        to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi)       to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)      to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)     to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix)       to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may deem appropriate;

(x)        to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or one or more of the Secured Creditors or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi)       to do and perform all such other acts and things as the Collateral Agent may deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Senior Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred

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on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral. To the extent any Secured Creditor obtains or seeks to obtain any benefit from this Pledge Agreement or asserts or claims any interest in the Pledged Collateral shall be deemed to have agreed to appoint the Collateral Agent as its attorney-in-fact with all rights and powers conferred to the Collateral Agent under this Pledge Agreement.

(b)        Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Pledged Collateral and any portion thereof to a successor agent in accordance with the Intercreditor Agreement, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c)         The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder and to account for all proceeds thereof, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(d)	Voting Rights in Respect of the Pledged Collateral.

(i)         So long as no Event of Default shall have occurred and be continuing, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Financing Documents; and

(ii)        Upon the occurrence and during the continuance of an Event of Default and upon notice to the applicable Pledgor from the Collateral Agent, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)	Dividend Rights in Respect of the Pledged Collateral.

(i)          So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends and distributions (other than stock dividends and other dividends and distributions constituting Pledged Collateral addressed hereinabove) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Financing Documents.

(ii)	Upon the occurrence and during the continuance of an Event of Default:

(A)        all rights of a Pledgor to receive the dividends, distributions and interest payments that it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection shall cease and all such rights shall thereupon be vested in

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CHAR1\1042960v9

the Collateral Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)        all dividends and interest payments that are received by a Pledgor contrary to the provisions of paragraph (A) of this subsection shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Senior Secured Obligations.

(f)         Release of Pledged Collateral. To the extent permitted by and in accordance with the Intercreditor Agreement, the Collateral Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien on all Pledged Collateral not expressly released or substituted. Notwithstanding the foregoing, the Collateral Agent may release any Lien on any Pledged Collateral granted to or held by the Collateral Agent under this Pledge Agreement (i) upon the termination of the Pledge Agreement in accordance with the terms of the Intercreditor Agreement, (ii) that is transferred or to be transferred as part of or in connection with any transfer or other disposition permitted under the Financing Documents, or (iii) as approved in accordance with the Intercreditor Agreement.

10.        Application of Proceeds. After the occurrence of an Enforcement Event, any payments hereunder and any proceeds of the Pledged Collateral, when received by the Collateral Agent or any of the Secured Creditors in cash or its equivalent, will be applied in reduction of the Senior Secured Obligations in the order set forth in the Intercreditor Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon its books and records.

11.	Continuing Agreement.

(a)         This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Senior Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated. Upon payment or other satisfaction of all Senior Secured Obligations and termination of all commitments relating thereto, this Pledge Agreement shall be automatically terminated and the Collateral Agent and the Secured Creditors shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder, shall return all certificates or instruments pledged hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)        This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Senior Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Senior Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent or any

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Secured Creditor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Senior Secured Obligations.

12.        Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by a written notice instrument executed by each Pledgor and the Collateral Agent; provided, that the Collateral Agent may not amend, waive, modify, change, discharge or terminate any provision of this Pledge Agreement without the written consent of the Requisite Creditors.

13.         Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the Secured Creditors hereunder, to the benefit of the Collateral Agent and the Secured Creditors and their successors and permitted assigns; provided, however, that, except as provided in the Intercreditor Agreement, none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Secured Creditors under the Intercreditor Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Collateral Agent and each Secured Creditor, and their respective successors and assigns, from any liability for any act or omission relating to this Pledge Agreement or the Pledged Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such holder, or their respective officers, employees or agents.

14.        Notices. All notices required or permitted to be given under this Pledge Agreement shall be given at the address specified below, or at such other address as may be designated in a written notice to the other parties hereto:

if to the Pledgors:	Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, TN 37801

Attention: Chief Financial Officer

Telecopy: 865-379-6817

if to the Collateral Agent:	Bank of America, N.A.

Agency Management

231 South LaSalle Street

Mail Code: IL1-231-10-41

Chicago, Illinois 60604

Attention: Laura Call

Telephone: 312-828-3559

Facsimile: 877-207-2883

15.        Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

16.        Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

17.	Governing Law; Submission to Jurisdiction; Venue.

(a)        THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO

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CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH SECURED CREDITOR, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH SECURED CREDITOR, IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER FINANCING DOCUMENT RELATED THERETO. EACH PLEDGOR AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF AND EACH SECURED CREDITOR, WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

18.	Waiver of Right to Trial by Jury.

EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

19.         Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.        Entirety. This Pledge Agreement, the other Financing Documents and the other documents relating to the Senior Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Financing Documents, any other documents relating to the Senior Secured Obligations, or the transactions contemplated herein and therein.

21.        Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Financing Documents and the other documents relating to the Senior Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

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22.        Other Security. To the extent that any of the Senior Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then to the maximum extent permitted by applicable law the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Senior Secured Obligations or any of the rights of the Collateral Agent or the Secured Creditors under this Pledge Agreement, under any of the other Financing Documents or under any other document relating to the Senior Secured Obligations.

23.	Joint and Several Obligations of Pledgors.

(a)         Each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Creditors, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b)        Each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Senior Secured Obligations arising under this Pledge Agreement, the other Financing Documents and any other documents relating to the Senior Secured Obligations, it being the intention of the parties hereto that all the Senior Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c)         Notwithstanding any provision to the contrary contained herein, in any other of the Financing Documents or in any other documents relating to the Senior Secured Obligations, the obligations of each Guarantor under the Intercreditor Agreement, the other Financing Documents and the documents relating to the Senior Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

[Signature Pages Follow]

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            Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	RUBY TUESDAY, INC.,

a Georgia corporation

By:/s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:   Senior Vice President

RTBD, INC.

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  President

RT FINANCE, INC.

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RUBY TUESDAY GC CARDS, INC.

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT TAMPA FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT ORLANDO FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

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RT SOUTH FLORIDA FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT NEW YORK FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT SOUTHWEST FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT MICHIANA FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT FRANCHISE ACQUISITION, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT FLORIDA EQUITY, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

CHAR1\1042960v9

RTGC, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT WEST PALM BEACH FRANCHISE, LP

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT MICHIGAN FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RT DETROIT FRANCHISE, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

RUBY TUESDAY, LLC

By: /s/ Marguerite N. Duffy

Name:Marguerite N. Duffy

Title:  Vice President

CHAR1\1042960v9

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Collateral Agent

By: /s/ Anne Zeschke
Name:Anne Zeschke

Title:  Assistant Vice President

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SCHEDULE 2(a)

EQUITY INTERESTS

Pledgor	Issuer	Number of Shares/Units	Certificate Number	Percentage Ownership

CHAR1\1042960v9

EXHIBIT 4(a)

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ corporation:

Number of Shares	Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:______________________
Name:
Title:

CHAR1\1042960v9

SCHEDULE I

FORM OF

PLEDGE SUPPLEMENT AGREEMENT (this “Supplement”), dated as of ________ __, 20__ is by and between [________] (the “New Pledgor”) and BANK OF AMERICA, N.A., in its capacity as Collateral Agent under the Pledge Agreement dated as of May __, 2008 (as amended or modified from time to time, the “Pledge Agreement”) among Ruby Tuesday, Inc., the other Pledgors party thereto and Bank of America, N.A., in its capacity as Collateral Agent for the benefit of the Secured Creditors. Terms used but not otherwise defined herein shall have the meanings provided in the Pledge Agreement.

The New Pledgor hereby agrees as follows with the Collateral Agent, for the benefit of the Secured Creditors:

1.          The New Pledgor, as security for the Senior Secured Obligations, hereby pledges and assigns to the Collateral Agent, for the benefit of the Secured Creditors, and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in any and all right, title and interest of the New Pledgor in and to the Pledged Shares, including, without limitation, the Pledged Shares identified on Schedule A attached hereto and all of the Pledged Collateral relating thereto pursuant to the terms of the Pledge Agreement. The information on the Schedule 2(a) to the Pledge Agreement is hereby amended to add the information shown on the attached Schedule A. The New Pledgor intends that the Pledge Agreement be construed as if the Pledged Shares identified on Schedule A attached hereto had originally been included in Schedule 2(a) to the Pledge Agreement.

2.          The New Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Creditors, that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, (b) the representations and warranties made by it as a Pledgor under the Pledge Agreement are true and correct on and as of the date hereof based upon the applicable information referred to in clause (c) of this Section and (c) the original stock certificate(s) evidencing the Pledged Shares identified on Schedule A attached hereto and executed stock power(s) with respect thereto in the form of Schedule B hereto accompany this Supplement.

3.          The New Pledgor authorizes the Collateral Agent to file one or more financing statements (with a description of the Pledged Collateral contained herein) disclosing the Collateral Agent’s security interest in the Pledged Collateral. The New Pledgor agrees to execute and deliver to the Collateral Agent such financing statements and other filings as may be requested by the Collateral Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such New Pledgor.

4.          The New Pledgor hereby acknowledges, agrees and confirms that by execution of this Supplement, the New Pledgor will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes thereunder and shall have all of the obligations of the Pledgors thereunder as though it had executed the Pledge Agreement.

5.          This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.          This Supplement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

[remainder of page intentionally left blank]

CHAR1\1042960v9

            IN WITNESS WHEREOF, the New Pledgor has caused this Supplement to be duly executed by its authorized officer, and the Collateral Agent has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[New Pledgor]

By ____________________

Name:__________________

Title:___________________

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Collateral Agent

By ___________________

Name:_________________

Title:__________________

2

CHAR1\1042960v9

Schedule A

to

Supplement Agreement

EQUITY INTERESTS

Pledgor	Issuer	Number of Shares/Units	Certificate Number	Percentage Ownership

3

CHAR1\1042960v9

SCHEDULE B

FORM OF IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of ____________________, a ____________ corporation:

Number of Shares	Certificate Number

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[HOLDER]

By:_________________
Name:
Title:

CHAR1\1042960v9